UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

ALLIANT ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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ALLIANT ENERGY CORPORATION

2015

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ALLIANT ENERGY

YOUR VOTE IS IMPORTANT

ALLIANT ENERGY

Dear Alliant Energy Shareowner,

On behalf of our company’s Board of Directors and the Company, please join us for our 2015 Annual Meeting of Shareowners on May 7, 2015, in Cedar Rapids, Iowa. The details of the meeting are included in the following pages, and I encourage you to attend in person if you can. At the very least, please consider submitting your vote in advance by returning your proxy card or voting online or over the phone. Your participation is critical to carry forward the success we continue to see year after year.

2014 was another great year for Alliant Energy. As in the past, we focused on bringing safe, reliable and responsible energy to our customers while creating value for you, our investors. And it’s working. Earnings per share went up again in 2014 and have increased nearly 20% since 2012. Our stock price hit an all-time high, ending the year 29% higher than the 2013 close. Once again, we increased our per-share dividend.

We accomplished these results while advancing our environmental efforts. We completed emission-control projects in Iowa and Wisconsin, began construction on a cleaner-burning natural gas generating station in Iowa and announced plans to build another gas generation facility in Wisconsin. We also partnered with a Cedar Rapids-based nature center on plans to build a sustainable energy project that will serve as our first company-owned solar generation site.

These highlights tell only part of the story of our outstanding year. We are benefitting from the steady execution of our long-term strategies, one step at a time. To keep going, we need your support.

Remember, your vote counts. Please help us to continue our momentum in 2015.

Sincerely,

Patricia Leonard Kampling

Chairman, President and CEO

March 5, 2015

Alliant Energy Corporation 4902 North Biltmore Lane P.O. Box 14720 Madison, WI 53708-0720 Phone: (608) 458-3110

NOTICE OF ANNUAL MEETING OF SHAREOWNERS OF ALLIANT ENERGY CORPORATION

On Thursday, May 7, 2015, Alliant Energy Corporation will hold its 2015 Annual Meeting of Shareowners at the meeting facilities of the Cedar Rapids Marriott, 1200 Collins Road NE, Cedar Rapids, Iowa 52402. The meeting will begin at 10:30 a.m. (Central Daylight Time).

Only our shareowners of record at the close of business on March 10, 2015, may vote at this meeting. All shareowners are requested to be present at the meeting in person or by proxy so that a quorum may be ensured. At the meeting, our shareowners will be asked to:

1.	elect three (3) directors nominated by our Board of Directors to serve on our Board of Directors for terms expiring at the 2018 Annual Meeting;

2.	approve, on a non-binding, advisory basis, the compensation of our named executive officers;

3.	approve the Alliant Energy Corporation Amended and Restated 2010 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

4.	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015; and

5.	attend to any other business properly presented at this meeting.

At this time, our Board of Directors knows of no other business to come before the meeting.

If your shares are registered with our Shareowner Direct Plan or the Alliant Energy Corporation 401(k) Savings Plan, then you may vote those shares by telephone or Internet. Instructions for voting by these convenient methods are on the enclosed proxy card. If you prefer, you may sign and date the enclosed proxy card and return it in the postage-paid envelope.

If you plan to attend the meeting, please check the appropriate box on your proxy card and present your photo identification at the door. Otherwise, please follow the voting instructions on page 1 of the accompanying proxy statement under “How do I vote?”

A copy of our Annual Report for the fiscal year ended December 31, 2014 was included in the mailing of this Notice of Annual Meeting of Shareowners.

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on May 7, 2015. The Alliant Energy Corporation proxy statement for the 2015 Annual Meeting of Shareowners and the Annual Report for the fiscal year ended December 31, 2014, are available at www.alliantenergy.com/eproxy.

By Order of the Board of Directors,

James H. Gallegos

Senior Vice President, General Counsel & Corporate Secretary

Dated, mailed and made available on the

Internet on or about March 24, 2015.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, please vote promptly.

General Information	1

Information About the Annual Meeting and Voting	1

Proposal One — Election of Directors	6

Meetings and Committees of the Board	10

Corporate Governance	15

Ownership of Voting Securities	18

Compensation Discussion and Analysis	19

Compensation and Personnel Committee Report	30

Summary Compensation Table	31

Grants of Plan-Based Awards	33

Outstanding Equity Awards at Fiscal Year-End	34

Option Exercises and Stock Vested	35

Pension Benefits	36

Nonqualified Deferred Compensation	39

Potential Payments Upon Termination or Change in Control	41

Proposal Two — Advisory Vote to Approve the Compensation of Our Named Executive Officers	46

Proposal Three — Approval of the Alliant Energy Corporation Amended and Restated 2010 Omnibus Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code	47

Director Compensation	53

Report of the Audit Committee	55

Fees Paid to Independent Registered Public Accounting Firm	56

Proposal Four — Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2015	57

Section 16(a) Beneficial Ownership Reporting Compliance	58

Appendix A — Alliant Energy Corporation Amended and Restated 2010 Omnibus Incentive Plan	59

    GENERAL INFORMATION

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF SHAREOWNERS

GENERAL INFORMATION

Your Board of Directors is soliciting proxies to be voted at the 2015 Annual Meeting of Shareowners to be held on May 7, 2015 at 10:30 a.m. (Central Daylight Time), at the meeting facilities of the Cedar Rapids Marriott, 1200 Collins Road NE, Cedar Rapids, Iowa 52402. Your vote is very important. For this reason, the Board of Directors is requesting that you allow your stock to be represented at the meeting by the proxies named on the enclosed proxy card. We began mailing this proxy statement and the form of proxy on or about March  24, 2015.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.	Why am I receiving these materials?

Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting of Shareowners (the “Annual Meeting”), which will take place on May 7, 2015. As a shareowner, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

2.	What is Alliant Energy Corporation?

We are a public utility holding company (the “Company”) whose regulated utilities are Interstate Power and Light Company (“IPL”) and Wisconsin Power and Light Company (“WPL”).

3.	Who is entitled to vote at the Annual Meeting?

Only shareowners of record at the close of business on March 10, 2015 are entitled to vote at the Annual Meeting. As of the record date, 111,166,824 shares of our common stock were issued and outstanding. Each shareowner is entitled to one vote for each share of our common stock held on the record date. When voting by telephone or Internet, you will be asked to indicate whether you plan to attend the Annual Meeting. You may also use the enclosed proxy card to indicate whether you plan to attend.

4.	What items are to be voted upon at the Annual Meeting?

You may vote on the following proposals:

•	to elect the three (3) nominees named in this proxy statement as directors of the Company to serve for terms expiring at the 2018 Annual Meeting;

•	to approve, on a non-binding, advisory basis, the compensation of our named executive officers;

•	to approve our Amended and Restated 2010 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code; and

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

5.	How does the Board of Directors recommend I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of the listed director nominees; “FOR” the approval of the compensation of our named executive officers; “FOR” the approval of our Amended and Restated 2010 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code; and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

6.	How do I vote?

You may vote either in person at the Annual Meeting or by appointing a proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your shares are registered directly with our Shareowner Direct Plan or the Alliant Energy Corporation 401(k) Savings Plan, you have three options to vote your proxy:

•	by telephone;
•	by Internet; or
•	by mailing the proxy card.

Please refer to the instructions included on your proxy card to vote by proxy. If you hold your shares through a bank, broker or other record holder, then you may vote by the methods such record holder makes available, in which case

ALLIANT ENERGY I 2015 Proxy Statement	1

    GENERAL INFORMATION

such record holder will include instructions with this proxy statement. If you vote by telephone or the Internet, please be aware that there might be routine costs associated with electronic access that you are responsible for, such as usage charges from Internet access providers and telephone companies. Appointing a proxy will not affect your right to vote your shares if you attend the Annual Meeting and wish to vote in person.

7.	How are votes counted?
•	Election of directors — You may vote “FOR” all of the director nominees or you may “WITHHOLD” your vote with respect to one or more nominees.

•	Advisory Vote on Compensation of Our Named Executive Officers — You may vote “FOR” or “AGAINST” approval of the compensation of our named executive officers, or you may “ABSTAIN.”

•	Approval of the Amended and Restated 2010 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code — You may vote “FOR” or “AGAINST” approval of our Amended and Restated 2010 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, or you may “ABSTAIN.”

•	Ratification of Appointment of Independent Auditor — You may vote “FOR” or “AGAINST” ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015, or you may “ABSTAIN.”

If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” all listed director nominees, “FOR” approval of the compensation of our named executive officers, “FOR” approval of our Amended and Restated 2010 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code and “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015. If your proxy card is not signed, your votes will not be counted.

If you hold your shares through a bank, broker or other record holder and you do not provide such bank, broker or other record holder with specific voting instructions on a timely basis, your shares will not be voted except on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015. We urge you to carefully consider all of the proposals and direct your bank, broker or other record holder to vote your shares as you desire.

8.	Can I change my vote?

You have the right to revoke your proxy at any time before the Annual Meeting by:

•	providing written notice to our Corporate Secretary at 4902 North Biltmore Lane, Madison, Wisconsin 53718; or

•	appointing a new proxy prior to the start of the Annual Meeting.

Additionally, if you attend the Annual Meeting and wish to vote in person, you may revoke your proxy by oral notice at that time. Attendance at the Annual Meeting will not, by itself, cause your previously appointed proxy to be revoked. If you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation, you should ensure that you mail it in sufficient time for it to be received by the Company before the day of the Annual Meeting. If your shares are held by a bank, broker or other record holder on your behalf, you may submit voting instructions in accordance with the process provided by such record holder.

9.	What is the required vote for each item on the proxy card, assuming a quorum is present?
•	Election of Directors — Directors will be elected by a plurality of the votes cast at the meeting. Shares not voted at the meeting (including broker non-votes) will not be counted as votes cast. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees are either unable to serve or for good reason will not serve — a contingency the Board of Directors does not currently anticipate. See “What happens if a Director nominee does not receive a majority of votes cast?” below for information concerning our director resignation policy.

•	Advisory Vote on Compensation of Our Named Executive Officers — Approval of the advisory vote on executive compensation requires that the votes cast “FOR” the approval of our executive compensation exceed the votes cast “AGAINST” the proposal at the Annual Meeting. Abstentions and broker non-votes will have no impact on the vote.

•	Approval of Amended and Restated 2010 Omnibus Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code — Approval of our Amended and Restated 2010 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code requires that the votes cast “FOR” the approval of our Amended and Restated 2010 Omnibus Incentive Plan exceed the votes cast “AGAINST” the proposal at the Annual Meeting. Abstentions will be treated as votes cast “AGAINST” the proposal and broker non-votes will have no impact on the vote.

2	ALLIANT ENERGY I 2015 Proxy Statement

    GENERAL INFORMATION

•	Ratification of Appointment of Independent Auditor — Approval of the ratification of the appointment of our independent registered public accounting firm requires that the votes cast “FOR” the approval exceed the votes cast “AGAINST” the proposal at the Annual Meeting. Abstentions will have no impact on the vote, and there will be no broker non-votes with respect to the proposal because brokers may exercise their discretion to vote for or against the proposal in the absence of instruction the beneficial owners.

10.	What happens if a Director nominee does not receive a majority of votes cast?

Pursuant to our Corporate Governance Principles, any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board of Directors. A Resignation Committee will promptly consider that resignation and recommend to the Board of Directors, based on all relevant factors, whether to accept or reject the tendered resignation. The Board of Directors will then act on that recommendation no later than 90 days following the date of the shareowners’ meeting at which the election occurred. We will promptly publicly disclose the Board of Directors’ decision, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation. Full details of our majority voting policy are set forth on our website at www.alliantenergy.com/investors under the “Corporate Governance” caption.

11.	What shares are included on the proxy card(s)?

Your proxy card(s) covers all of your shares of our common stock, including any shares held in your account under our Shareowner Direct Plan and the Alliant Energy Corporation 401(k) Savings Plan.

12.	How does the proxy voting process work?

Only if the proxy card is voted as described above in question 6 “How do I vote?” will the proxy be voted in accordance with your instructions. If a proxy is given, the persons named in the proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented for action at the meeting.

A quorum is met if at least a majority of the shares of our common stock entitled to vote is present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes count as present for establishing a quorum. If you have returned valid proxy instructions or vote in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from any matter introduced at the meeting.

13.	Who tabulates the votes?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector will separately tabulate affirmative and negative votes (or withheld votes in the case of the election of directors), abstentions and broker non-votes.

14.	How are shares held for employees in the Alliant Energy Corporation 401(k) Savings Plan voted?

Shares held in the Alliant Energy Corporation 401(k) Savings Plan will be included on the proxy card that covers all of your shares of our common stock as described above in question 11. You will not receive a separate proxy card for these shares.

15.	What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, then you will receive more than one proxy card. Be sure to vote all of your accounts to ensure that all of your shares are voted. When possible, we encourage you to have all accounts registered in the same name and address. You can do this by contacting Wells Fargo Shareowner Services at the address below:

Wells Fargo Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

or

P. O. Box 64856

St. Paul, MN 55164-9442

1-800-356-5343

www.shareowneronline.com

16.	How do I attend the Annual Meeting?

If you are a registered shareowner, simply bring your photo identification to the Annual Meeting. If you are a beneficial owner of stock held by a bank, broker or other record holder (with your stock held in “street name”), your bank, broker or such other record holder will send you an admission card with the form of a proxy. If you do not receive the

ALLIANT ENERGY I 2015 Proxy Statement	3

    GENERAL INFORMATION

admission card with the form of a proxy in a timely manner, you may be admitted to the meeting by showing your most recent brokerage statement or other proof of ownership verifying your beneficial ownership of our common stock on March 10, 2015, the record date for voting. You should also bring your photo identification. Because seating is limited, admission will be limited to shareowners or their proxy holders who have an admission card or other proof of ownership.

When voting by telephone or Internet, you will be asked to indicate whether you plan to attend the Annual Meeting, or you may indicate your intention to attend the Annual Meeting on the enclosed proxy card.

17.	How will voting on any other business be conducted?

Our Board of Directors does not know of any business to be considered at the Annual Meeting other than the four proposals set forth in this proxy statement and listed in question 7 above.

18.	Where and when will I be able to find the results of the voting?

The results of the voting will be announced at the Annual Meeting, or you may call us for the results at the information number shown on the Notice of Annual Meeting. We will also file the voting results on a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting.

19.	Are the 2014 Annual Report and these proxy materials available on the Internet?

Yes. As required by the SEC, our proxy statement and annual report are available to our shareowners electronically via the Internet. You can access these materials at www.alliantenergy.com/eproxy.

20.	How can I access future proxy materials and annual reports on the Internet?

If you are a shareowner of record, you can consent to access our future notices of shareowner meetings, proxy materials and annual reports electronically through our website.

This allows us to save on the cost of producing and mailing these materials. Mark the appropriate box on your proxy card or follow the instructions provided if you vote over the Internet or by telephone. If you consent to access these materials over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address to access those materials rather than receiving those proxy materials and the annual report by mail. Your consent will remain in effect unless it is revoked by writing to Wells Fargo Shareowner Services at the shareowner information address shown on page 3 of this proxy statement.

If your shares are held by a bank, broker or other record holder on your behalf, please refer to the information provided by such record holder for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you consent to electronic access, then you will be responsible for your routine charges (e.g., online fees) in connection with electronic viewing and printing of proxy materials and annual reports. We will continue to distribute printed materials to shareowners who do not consent to access these materials electronically.

21.	When are shareowner proposals for the 2016 Annual Meeting due?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”), all shareowner proposals to be considered for inclusion in our proxy statement for the 2016 Annual Meeting must be received at our principal office by November 25, 2015. In addition, any shareowner who intends to present a proposal, including director nominations, at the 2016 Annual Meeting must comply with the requirements set forth in our Bylaws. Our Bylaws state, among other things, that to bring business before an annual meeting, a shareowner must give written notice that complies with the Bylaws to our Corporate Secretary not later than 45 days in advance of the first anniversary of the date we mailed our proxy statement to shareowners for the prior year’s annual meeting. Accordingly, we must receive notice of a shareowner’s proposal submitted other than pursuant to Rule 14a-8, including director nominations, no later than February 8, 2016. If the notice is received after February 8, 2016, then the notice will be considered untimely and we are not required to present such proposal or director nomination at the 2016 Annual Meeting. SEC rules permit the persons named in the proxies solicited by the Board of Directors for the 2016 Annual Meeting to vote proxies in their discretion in certain cases if the shareowner does not comply with this deadline and in certain other cases notwithstanding the shareowner’s compliance with these deadlines.

22.	Who is our independent registered public accounting firm and how is it appointed?

Deloitte & Touche LLP audited our financial statements for 2014. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors has

4	ALLIANT ENERGY I 2015 Proxy Statement

    GENERAL INFORMATION

appointed, and is recommending for ratification by shareowners its appointment of, Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

23.	Who will bear the cost of soliciting proxies for the Annual Meeting and how will these proxies be solicited?

We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers and employees who will not receive any additional compensation for these solicitation activities. We will pay banks, brokers, nominees and other fiduciaries reasonable charges and expenses incurred in forwarding the proxy materials to their principals. We have retained D. F. King & Co., Inc. to aid in the solicitation of proxies at an estimated cost of $7,500, plus reimbursable out-of-pocket expenses.

24.	If more than one shareowner lives in my household, how can I obtain an extra copy of the proxy statement and the 2014 Annual Report?

Pursuant to SEC rules, services that deliver our communications to shareowners that hold their shares through a bank, broker or other holder of record may deliver to multiple shareowners sharing the same address a single copy of our Annual Report and proxy statement. Upon written or oral request, we will mail an additional copy of the proxy statement and the 2014 Annual Report to any shareowner at a shared address to which a single copy of the document was previously delivered, and we will continue to do so in the future if requested. You may notify us of your request by calling or writing to us at the information address or number shown on the Notice of Annual Meeting. You may also access these materials at www.alliantenergy.com/eproxy. In addition, shareowners sharing an address who are receiving multiple copies of our Annual Report and proxy statement may request delivery of single copies by contacting us in the manner provided above.

ALLIANT ENERGY I 2015 Proxy Statement	5

    ELECTION OF DIRECTORS

Proposal One: ELECTION OF DIRECTORS

Annual Election

At the Annual Meeting, three directors will be elected with terms expiring in 2018. The nominees for election as recommended by the Nominating and Governance Committee and selected by the Board of Directors are Ann K. Newhall, Dean C. Oestreich and Carol P. Sanders. Each of the nominees is currently serving on our Board of Directors and, if elected as directors, will serve until our Annual Meeting of Shareowners in 2018 or until his/her successor has been duly qualified and elected.

Directors will be elected by a plurality of the votes cast at the meeting (assuming a quorum is present). Consequently, any shares not voted at the meeting, including as a result of broker non-votes, will not be counted as votes cast. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees are unable to serve, or for good reason will not serve, a contingency the Board of Directors does not currently anticipate.

Brief biographies of the director nominees and continuing directors follow. These biographies include their ages (as of December 31, 2014); an account of their specific business experience; the names of publicly held and certain other corporations of which they are, or have been within the past five years, directors; and a brief discussion of their specific experience, qualifications, attributes or skills that led to the conclusion that they should serve as directors. Except as otherwise indicated, each nominee and continuing director has been engaged in his or her present occupation for at least the past five years.

The composition of our Board of Directors is identical to the composition of the boards of directors of IPL and WPL.

✓	The Board of Directors recommends that you vote “FOR” the nominees for director listed below.

NOMINEES FOR DIRECTOR

ANN K. NEWHALL

Ms. Newhall retired in August 2008 from her position as Executive Vice President, Chief Operating Officer and Secretary and as a director of Rural Cellular Corporation (“RCC”), a cellular communications corporation located in Alexandria, Minnesota, following RCC’s sale to Verizon. Ms. Newhall held this position from 2000 to 2008. Ms. Newhall has served as a Director of IPL and WPL since 2003. Ms. Newhall is Chairman of the Safety, Environmental, Policy and Operations Committee.

Ms. Newhall’s leadership positions in a publicly traded company and her experience in operations, customer perspectives, legal, regulatory, human resources, risk management, technology, environmental, safety, and diversity initiatives led to the conclusion that she should serve on our Board of Directors.

Age 63 Director since 2003
Nominated term expires in 2018

6	ALLIANT ENERGY I 2015 Proxy Statement

    ELECTION OF DIRECTORS

DEAN C. OESTREICH

Mr. Oestreich is our Lead Independent Director. He served as a consultant to Pioneer Hi-Bred International, Inc., a developer and supplier of advanced plant genetics and a wholly-owned subsidiary of DuPont Corporation, located in Johnston, Iowa from 2010 to 2013. He is now retired. He previously served as Chairman of Pioneer Hi-Bred International, Inc., from November 2007 until December 2009. Mr. Oestreich also served as Vice President of DuPont Corporation from 2004 through 2009. He previously served as President of Pioneer Hi-Bred International, Inc. from 2004 to 2007. He serves as a director of two private companies, Nexsteppe, a feedstock solutions business for biofuels, biopower and biobased product industries, and mOasis, a business involved with agricultural water management through chemistry solutions. Mr. Oestreich has served as a Director of IPL and WPL since 2005. Mr. Oestreich is Chairman of the Nominating and Governance Committee.

Mr. Oestreich is an audit committee financial expert. Mr. Oestreich’s experience with publicly traded companies, operations, finance, customer perspectives, regulatory, human resources, risk management, technology, environmental, and safety matters led to the conclusion that he should serve on our Board of Directors.

Age 62 Director since 2005
Nominated term expires in 2018 Lead Independent Director

CAROL P. SANDERS

Ms. Sanders has served as the Executive Vice President and Chief Financial Officer of Sentry Insurance in Stevens Point, Wisconsin since July 2013. Previously she served as the Executive Vice President and Chief Operating Officer of Jewelers Mutual Insurance Company from November 2012 until July 2013, where she also served as Senior Vice President, Chief Financial Officer and Treasurer from May 2011 until November 2012 and as Chief Financial Officer from 2004 until May 2011. Before that, Ms. Sanders served as Controller and Assistant Treasurer of Sentry Insurance from 2001 to 2004. Ms. Sanders has served as a Director of IPL and WPL since 2005. Ms. Sanders is Chairman of the Compensation and Personnel Committee.

Ms. Sanders’ experience with publicly traded companies, operations, finance, customer perspectives, regulatory, human resources, risk management, and technology matters led to the conclusion that she should serve on our Board of Directors.

Age 47 Director since 2005
Nominated term expires in 2018

CONTINUING DIRECTORS

PATRICK E. ALLEN

Mr. Allen has served as Senior Vice President and Chief Financial Officer at Rockwell Collins, Inc., in Cedar Rapids, Iowa, since 2005. Mr. Allen previously served in various financial officer positions at Rockwell Collins and its subsidiaries since 2001. He has passed the certified public accounting exam. He serves as the Chairman of the Audit Committee. Mr. Allen has been a director of IPL and WPL since 2011.

Mr. Allen is an audit committee financial expert. Mr. Allen’s experience with a publicly traded company, finance, operations, customer perspectives, risk management, technology, and diversity matters led to the conclusion that he should serve on our Board of Directors.

Age 50 Director since 2011
Term expires in 2017

ALLIANT ENERGY I 2015 Proxy Statement	7

    ELECTION OF DIRECTORS

MICHAEL L. BENNETT

Mr. Bennett has been a private investor with Albaton Enterprises LLC in Sioux City, Iowa, since May 2010. He previously served as President and Chief Executive Officer of Terra Industries Inc., an international producer of nitrogen products headquartered in Sioux City, Iowa, since April 2001. He also served as Chairman of the Board and President for Terra Nitrogen Company, L.P., a subsidiary of Terra Industries Inc. He has served as the non-executive Chairman of the Board of Directors of OCI N.V., an international construction and fertilizer company, since January 2013, and OCI Partners LP since October 2013. He has served as a director of Arclin, Inc., a privately held company located in Atlanta, Georgia since 2010. Mr. Bennett has served as a Director of IPL and WPL since 2003.

Mr. Bennett is an audit committee financial expert. Mr. Bennett’s leadership of a publicly traded company and his experience in operations, finance, customer perspectives, legal, human resources, risk management, and safety matters led to the conclusion that he should serve on our Board of Directors.

Age 61 Director since 2003
Term expires in 2016

DARRYL B. HAZEL

Mr. Hazel has been the principal of Darryl B. Hazel Consulting LLC, a business consulting firm in Detroit, Michigan, since January 2010. He retired in January 2010 from his position as Senior Vice President, Global Services Initiatives of Ford Motor Company, an automobile manufacturer. He also served as President of the Customer Service Division and Senior Vice President of Ford Motor Company from March 2006 to September 2009. He previously served as President of Marketing of Ford Motor Company from September 2005 to March 2006; President of the Ford Division from April 2005 to September 2005; and President of the Lincoln Mercury Division from August 2002 to April 2005. Mr. Hazel has served as a Director of IPL and WPL since 2006.

Mr. Hazel’s long-term leadership experience as an executive of a publicly traded company and its subsidiaries along with his experience in operations, customer perspectives, human resources, risk management, technology matters, safety, and diversity initiatives led to the conclusion that he should serve on our Board of Directors.

Age 66 Director since 2006
Term expires in 2016

PATRICIA L. KAMPLING

Ms. Kampling has served as our Chairman of the Board, Chief Executive Officer and President since April 2012. She has also served as Chairman and Chief Executive Officer of IPL and WPL since April 2012. She previously served as President and Chief Operating Officer from February 2011 through March 2012, as Executive Vice President and Chief Financial Officer from September 2010 to February 2011, as Executive Vice President-Chief Financial Officer and Treasurer from January 2010 to September 2010, as Vice President-Chief Financial Officer and Treasurer from January 2009 to January 2010, as Vice President and Treasurer from January 2007 to January 2009, and as Vice President of Finance from August 2005 to January 2007. She has prior industry experience in various executive positions at Commonwealth Edison Company and other subsidiaries of Exelon Corporation. Ms. Kampling has been a director of IPL and WPL since 2012. She has served on the board of directors of Briggs & Stratton Corporation since January 2011. She also serves on the boards of American Transmission Company LLC, Wisconsin Manufacturers and Commerce, Edison Electric Institute, American Gas Association, and Electric Power Research Institute.

Ms. Kampling’s leadership positions in publicly traded companies and her experience in finance, operations, customer perspectives, regulatory, human resources, risk management, environmental, safety, and diversity matters led to the conclusion that she should serve as the Chairman of our Board of Directors.

Age 55 Director since 2012
Term expires in 2017

8	ALLIANT ENERGY I 2015 Proxy Statement

    ELECTION OF DIRECTORS

SINGLETON B. MCALLISTER

Ms. McAllister has been a partner in the Washington, D.C. office of the law firm of Husch Blackwell since May 2014. She previously served as a partner in the law firm of Williams and Mullen from December 2012 to May 2014, as a partner at Blank Rome LLP from June 2010 to December 2012, and as a partner in the law firm of LeClair & Ryan LLP from October 2007 to June 2010. Ms. McAllister has served on the board of directors of United Rentals, Inc., since 2004. Ms. McAllister has served as a Director of IPL and WPL since 2001.

Ms. McAllister’s experience with publicly traded companies, legal, legislative, regulatory, public affairs, human resources, customer perspectives, environmental, and diversity initiatives led to the conclusion that she should serve on our Board of Directors.

Age 62 Director since 2001
Term expires in 2017

SUSAN D. WHITING

Ms. Whiting retired in 2014 from her position as the Vice Chair of Nielsen, N.V., a global provider of information into what consumers watch and purchase, in New York, NY. She held that position since 2008. She held various senior management positions with Nielsen since beginning her career there in 1978. Ms. Whiting has served as a Director of IPL and WPL since 2013.

Ms. Whiting’s experience with publicly traded companies, operations, human resources, risk management, customer perspectives, regulatory, environmental, technology matters and diversity initiatives led to the conclusion that she should serve on our Board of Directors.

Age 58 Director since 2013
Term expires in 2017

ALLIANT ENERGY I 2015 Proxy Statement	9

    MEETINGS AND COMMITTEES OF THE BOARD

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors has five standing committees: Audit; Compensation and Personnel; Nominating and Governance; Safety, Environmental, Policy and Operations; and Executive. The Board of Directors has adopted formal written charters for each of the standing committees, which are available on our website at www.alliantenergy.com/investors under the “Corporate Governance” caption. Directors serve on the following committees as indicated below:

	Audit	Compensation and Personnel	Nominating and Governance	Safety, Environmental, Policy and Operations	Executive
Patrick E. Allen	C			✓	✓
Michael L. Bennett	✓			✓
Darryl B. Hazel			✓	✓
Patricia L. Kampling					C*
Singleton B. McAllister		✓		✓
Ann K. Newhall	✓			C	✓
Dean C. Oestreich	✓		C		✓
Carol P. Sanders		C	✓		✓
Susan D. Whiting		✓		✓

C	Committee Chairman

C*	Non-voting Committee Chairman

The committees of the boards of directors of IPL and WPL, including the composition and independence of the committees, are identical to the committees of the Company’s Board of Directors. The following is a description of each of these committees. Joint meetings in the descriptions below refer to meetings of the Company, IPL and WPL. Except as noted below, all meetings of the board and committee meetings of the Company, IPL and WPL were held jointly.

Audit Committee

The Audit Committee held five joint meetings in 2014. The committee currently consists of P. E. Allen (Chairman), M. L. Bennett, A. K. Newhall and D. C. Oestreich. Each of the members of the committee is independent as defined by the New York Stock Exchange (“NYSE”) corporate governance listing standards and applicable SEC rules. The Board of Directors has determined that Messrs. Allen, Bennett and Oestreich each qualify as an “audit committee financial expert” as defined by SEC rules.

The Audit Committee is responsible for assisting the Board of Directors in oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. The committee is also directly responsible for the appointment, retention, termination, compensation, and oversight of our independent registered public accounting firm.

Compensation and Personnel Committee

The Compensation and Personnel Committee held six joint meetings in 2014. The committee currently consists of C. P. Sanders (Chairman), S. B. McAllister and S. D. Whiting. The Board of Directors has determined that each of the members of the committee is independent (including D.A. Perdue during his term of service on the committee in 2014) as defined by the NYSE corporate governance listing standards and applicable SEC rules.

The Compensation and Personnel Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and the compensation of the other executive officers, evaluates the Chief Executive Officer’s performance and determines and approves, either as a committee or together with the other independent directors, the Chief Executive Officer’s compensation level based on its evaluation of the Chief Executive Officer’s performance, in addition to reviewing and approving the recommendations of the Chief Executive Officer with regard to the other executive officers. The committee has responsibilities with respect to our executive compensation and performance pay programs and management development programs. It also makes recommendations to the Nominating and Governance Committee regarding compensation for the non-management directors.

To support and assist the Compensation and Personnel Committee in carrying out its mission, the committee has the authority, in its sole discretion, to retain, compensate, oversee, and terminate the services of outside advisors, experts, and others. The expenses associated with such outside advisors, experts, and others are paid by the Company. For 2014, the committee engaged

10	ALLIANT ENERGY I 2015 Proxy Statement

    MEETINGS AND COMMITTEES OF THE BOARD

Pay Governance LLC (“Pay Governance”) as an outside compensation consultant to serve as an advisor in evaluating the compensation of our Chief Executive Officer, other named executive officers, and our outside non-management directors. Pay Governance also provides market information and trends regarding executive compensation programs; provides competitive market reviews of our executive officer total compensation; assists with the design of our short- and long-term performance pay programs and executive retirement programs as well as assists management with the implementation of these executive programs; and provides other consulting services at the request of the committee. A representative of Pay Governance generally attends meetings of the committee, is available to participate in executive sessions, and communicates directly with the committee. Pay Governance’s fees and related expenses are paid as determined by the committee, upon the committee’s request.

The Compensation and Personnel Committee assessed the independence of Pay Governance, taking into account the following factors:

•	whether Pay Governance and its advisors provide other services to us;

•	the amount of fees we pay to Pay Governance as a percentage of Pay Governance’s total revenues;

•	the policies and procedures that Pay Governance has implemented to prevent conflicts of interest;

•	any business or personal relationship of an individual Pay Governance advisor working with us with a member of the committee;

•	any of our stock owned by the individual Pay Governance advisor working with us; and

•	any business or personal relationships between our executive officers and Pay Governance or the individual advisor of Pay Governance working with us.

Following this assessment, the Compensation and Personnel Committee determined that there was no conflict of interest present and that Pay Governance provided the committee with appropriate assurances and confirmation of its independent status as the committee’s advisor.

The Compensation and Personnel Committee reviews and approves all elements of our executive compensation programs. Our Chief Executive Officer provides input to the committee in the assessment, design, and recommendation of executive compensation programs, plans, and awards. Annually, the Chief Executive Officer and the committee review comparable company market data prepared by Towers Watson to help verify that survey job information adequately captures officers’ duties. Based on that data, the Chief Executive Officer recommends to the committee base salary adjustments and short- and long-term performance pay targets in relation to external market data, while also considering internal equity considerations and executive officers’ individual performance. The Chief Executive Officer provides recommendations to the committee for the total annual compensation of executive officers. The Chief Executive Officer does not make any recommendation to the committee regarding her own compensation. Further, the Chief Executive Officer and other executive officers assess the performance of those executive officers reporting to them. The Chief Executive Officer is invited to attend all committee meetings to provide updates of progress made toward achievement of annual performance goals, and to provide management’s views on compensation program design features and components.

The Compensation and Personnel Committee has reviewed the charter for our internal Total Compensation Committee, which is made up of a minimum of four vice presidents. Members are appointed by the Chief Executive Officer or her designee with subject matter experts as required. The Compensation and Personnel Committee has delegated to the Total Compensation Committee various powers of design and administration associated with our compensation and benefit plans for non-executive salaried and hourly employees. The Compensation and Personnel Committee reviews the minutes and actions of the Total Compensation Committee.

The Compensation and Personnel Committee has also reviewed the charter for our internal Investment Committee. The Investment Committee is made up of at least three, but no more than six, members including at least two officers of the Company who are generally knowledgeable in investment and financial matters. Members are appointed by our Chief Financial Officer. The Compensation and Personnel Committee has delegated to the Investment Committee various powers regarding managing investment assets of our benefit and compensation plans and programs. The Compensation and Personnel Committee reviews the investment policies related to these benefit and compensation plans on an annual basis.

Compensation and Personnel Committee Interlocks and Insider Participation

No person who served as a member of the Compensation and Personnel Committee during 2014 (including Mr. Perdue during his term of service on the committee in 2014) has (a) served as one of our officers or employees or (b) any relationship requiring disclosure as a related person transaction under Item 404 of the Securities and Exchange Commission’s Regulation S-K. None of

ALLIANT ENERGY I 2015 Proxy Statement	11

    MEETINGS AND COMMITTEES OF THE BOARD

our executive officers serve as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or our Compensation and Personnel Committee.

Nominating and Governance Committee

The Nominating and Governance Committee held four joint meetings in 2014. The committee currently consists of D. C. Oestreich (Chairman), D. B. Hazel, and C. P. Sanders. Each of the members of the committee is independent as defined by the NYSE corporate governance listing standards and applicable SEC rules (including D.A. Perdue during his term of service on the committee in 2014).

The Nominating and Governance Committee’s responsibilities are to: (1) identify individuals qualified to become members of the Board of Directors, consistent with the criteria approved by the Board, and to recommend nominees for directorships to be filled by the Board or shareowners; (2) identify and recommend members of the Board of Directors qualified to serve on Board committees; (3) develop and recommend to the Board of Directors a set of corporate governance principles; (4) oversee the evaluation of the Board of Directors and our management; (5) oversee our related person transaction policy; and (6) advise the Board of Directors with respect to other matters relating to our corporate governance. The committee receives and acts upon recommendations from the Compensation and Personnel Committee regarding compensation for non-management directors for consideration by the Board of Directors. Our Corporate Governance Principles, as adopted by the Board of Directors, provide insight for the committee on the consideration of appropriate criteria for director nominees. The committee is responsible for evaluating nominees for director and director candidates based on such criteria and for seeking to assure that the specific talents, skills and other characteristics needed to increase the effectiveness of the Board of Directors are possessed by an appropriate combination of directors.

In making recommendations of nominees to serve on the Board of Directors, the committee will examine each director nominee on a case-by-case basis, regardless of the source of the recommendation, and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint, and industry knowledge. However, the committee believes that, to be recommended as a director nominee, each candidate must:

•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•	be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	be independent of any particular constituency, be able to represent all of our shareowners and be committed to enhancing long-term shareowner value; and

•	have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business.

The Nominating and Governance Committee also believes that:

•	At least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by the applicable rules of the SEC;

•	Directors generally should be active or former senior executive officers of public companies or leaders of major and/or complex organizations, including commercial, governmental, educational and other non-profit institutions; and

•	Directors should be selected so that the Board of Directors is a diverse body, with diversity reflecting age, gender, ethnicity and professional experience.

The Nominating and Governance Committee has determined that each nominee for director, as well as each continuing member of the Board of Directors, satisfies the applicable criteria for directors outlined above. In addition, the committee annually reviews particular attributes, qualities, experiences and skills attendant to the members of our Board of Directors. This review is documented in connection with a matrix of qualifications and experience that assesses directors in areas such as strategic leadership at a publicly-traded company or major organization, finance, operations, customer perspective, legal, regulatory, human resources, technology, risk management, environmental, safety, and diversity initiatives. Diversity is a component of our core value of respect. We strive to create a workplace in which people of diverse backgrounds, talents and perspectives support our mission. Diversity is reflected in our directors’ qualification and experience matrix, in the criteria specified for use in the evaluation of our director nominees by the committee, and in the Board of Directors’ responsibilities in advising and counseling

12	ALLIANT ENERGY I 2015 Proxy Statement

    MEETINGS AND COMMITTEES OF THE BOARD

management. Specifically, our Corporate Governance Principles provide that the Board of Directors is responsible for using the broad range of experiences and perspectives of directors to advise and counsel management, both in meetings and informal consultations, on significant issues facing the Company. In its annual performance evaluation, the committee assesses whether it effectively identifies individuals qualified to be nominated to the Board of Directors for election by the shareowners consistent with the criteria approved by the Board of Directors. We believe that our Board of Directors has been effective in assembling a diverse body of individuals as measured by the criteria of age, gender, ethnicity and professional experience specified in our Corporate Governance Principles as shown in the charts below.

Board Diversity

The Nominating and Governance Committee will consider nominees recommended by shareowners in accordance with our Nominating and Governance Committee Charter and our Corporate Governance Principles. Any shareowner wishing to make a recommendation should write to our Corporate Secretary at the address provided below and include appropriate biographical information concerning each proposed nominee. The Corporate Secretary will forward all recommendations to the Nominating and Governance Committee. The Nominating and Governance Committee evaluates the qualifications of candidates properly submitted by shareowners in the same manner as it evaluates the qualifications of director candidates identified by the committee or the Board of Directors. Our Bylaws also set forth certain requirements for shareowners wishing to nominate director candidates directly for consideration by shareowners. These provisions require such nominations to be made pursuant to timely notice (as specified in the Bylaws) in writing to our Corporate Secretary. Recommendations or nominations must be sent to the Corporate Secretary at the Company’s principal offices at Alliant Energy Corporation, 4902 N. Biltmore Lane, Madison, Wisconsin 53718.

We and the Nominating and Governance Committee maintain a file of recommended potential director nominees, which is reviewed at the time a search for a new director needs to be performed. To assist the committee in its identification of qualified director candidates to potentially replace Mr. Perdue (who resigned from our Board of Directors following his election to the United States Senate in 2014), the committee has engaged an outside search firm.

The Nominating and Governance Committee has the responsibility to periodically review and make recommendations to the Board of Directors regarding policies and procedures for selection of the Chief Executive Officer and succession planning in the event of an emergency or the retirement of the Chief Executive Officer. The committee, in conjunction with the full Board, discusses succession planning and other management development issues at least annually and more often, as necessary.

The Nominating and Governance Committee is responsible for ensuring that new members of our Board of Directors have an appropriate orientation to our company and their responsibilities as directors to permit them to become familiar with the industry, business units and corporate governance processes of our company. The committee is also responsible for ensuring that a process is in place to provide educational opportunities on an ongoing basis to help assure that each director has the necessary skills to perform his or her responsibilities as a director. The committee has established a continuing education guideline for approximately one half of the members of our Board of Directors to attend a continuing education program every year.

Safety, Environmental, Policy and Operations Committee

The Committee held four joint meetings in 2014. The committee currently consists of A. K. Newhall (Chairman), P. E. Allen, M. L. Bennett, D. B. Hazel, S. B. McAllister and S. D. Whiting.

The Safety, Environmental, Policy and Operations Committee’s responsibilities are to review key issues of interest to us related to these topics. The committee (1) reviews environmental policy and planning issues, (2) reviews safety related issues and policies, (3) reviews and monitors regulatory matters and public policy issues of significance to the Company and (4) reviews and monitors issues of importance and strategic significance related to the Company’s operations. The committee generally advises the Board with respect to other matters related to environmental, safety, regulatory and operations issues of the Company.

ALLIANT ENERGY I 2015 Proxy Statement	13

    MEETINGS AND COMMITTEES OF THE BOARD

Executive Committee

The Executive Committee held no meetings in 2014. The committee currently consists of P. E. Allen, A. K. Newhall, D. C. Oestreich and C. P. Sanders, each the Chairman of a committee. Ms. Kampling is the Chairman and a non-voting member of this committee.

The purpose of the Executive Committee is to possess all the powers and authorities of the Board of Directors when the Board is not in session, except for the powers and authorities excluded for such a committee under the Wisconsin Business Corporation Law.

Attendance and Performance Evaluations

Our Board of Directors held nine joint meetings in 2014. Each director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which he or she served.

The Board of Directors and each Board committee conduct performance evaluations annually to determine their effectiveness and suggest improvements for consideration and implementation. In addition, the Compensation and Personnel Committee evaluates the performance of the Chief Executive Officer on an annual basis.

Members of our Board of Directors are expected to attend our annual meeting of shareowners. All members of our Board of Directors with the exception of Mr. Perdue (who resigned from our Board of Directors following his election to the United States Senate in 2014) were present for our 2014 Annual Meeting.

14	ALLIANT ENERGY I 2015 Proxy Statement

    CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

a.     Corporate Governance Principles and Director Independence

Our Board of Directors has adopted Corporate Governance Principles that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The Corporate Governance Principles are available on our website at www.alliantenergy.com/investors under the “Corporate Governance” caption.

The Board of Directors has adopted certain categorical standards of independence to assist it in making determinations of director independence under the NYSE corporate governance listing standards. The categorical standards are available in Appendix A to our Corporate Governance Principles available on our website at www.alliantenergy.com/investors under the “Corporate Governance” caption.

The Board of Directors also gave consideration to certain other factors in relation to an independence determination. Messrs. Allen and Hazel serve as a consultant or an executive officer of companies that are customers of our public utility subsidiaries. These customer relationships do not constitute a material relationship under the NYSE corporate governance listing standards cited above or the SEC rules governing related person transactions. Each of these circumstances, however, was evaluated under the applicable NYSE corporate governance listing standards and applicable SEC rules. The Board determined that these factors did not impair the independence of these directors.

Based on these standards and this evaluation, the Board of Directors has affirmatively determined by resolution that each of Messrs. Allen, Bennett, Hazel, Oestreich, and Perdue (during his term of service on the Board in 2014) and Mses. McAllister, Newhall, Sanders and Whiting has no material relationship with us and, therefore, is independent in accordance with the NYSE corporate governance listing standards. The Board of Directors will regularly review the continuing independence of the directors.

The Corporate Governance Principles provide that at least 75% of the members of the Board of Directors must be independent directors under the NYSE corporate governance listing standards. The Audit, Compensation and Personnel, and Nominating and Governance Committees must consist of all independent directors.

b. Related Person Transactions

We have adopted a written policy such that we will annually disclose information regarding related person transactions as required by regulations of the SEC to be disclosed, or incorporated by reference, in our Annual Report on Form 10-K. For purposes of the policy:

The term “related person” means any of our directors or executive officers, or nominee for director, and any member of the immediate family of such person.

A related person transaction is generally a consummated or currently proposed transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which the related person had or will have a direct or indirect material interest. A related person transaction does not include:

•	the payment of compensation by us to our executive officers, directors, or nominees for director;

•	a transaction if the interest of the related person arises solely from the ownership of our shares and all shareowners receive the same benefit on a pro rata basis;

•	a transaction in which the rates or charges involved are determined by competitive bids, or that involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed and in conformity with law or governmental authority; or

•	a transaction that involves our services as a bank, transfer agent, registrar, trustee under a trust indenture, or similar services.

Furthermore, a related person is not deemed to have a material interest in a transaction if the person’s interest arises only (i) from the person’s position as a director of another party to the transaction; (ii) from the ownership by such person and all other related persons, in the aggregate, of less than a 10% equity interest in another entity (other than a partnership) that is a party to the transaction; (iii) from such person’s position as a limited partner in a partnership and all other related persons have an interest of less than 10% of, and the person is not a general partner of or holds another position in, the partnership; and (iv) from both such director position and ownership interest. Pursuant to the policy, each of our executive officers, directors and nominees for director is required to disclose to the Nominating and Governance Committee certain information regarding the related person transaction for review, approval or ratification by the Nominating and Governance Committee. Such disclosure to the Nominating and Governance Committee should occur before, if possible, or as soon as practicable after, the related person transaction is effected, but in any event as soon as practicable after the executive officer, director, or nominee for director becomes aware of the related person transaction.

ALLIANT ENERGY I 2015 Proxy Statement	15

    CORPORATE GOVERNANCE

The Nominating and Governance Committee’s decision whether to approve or ratify the related person transaction should be made in accordance with a determination as to whether consummation of the transaction would be, or has been, contrary to the best interests of our company. The Committee may take into account the effect of a director’s related person transaction on such person’s status as an independent member of our Board of Directors and eligibility to serve on Board committees under SEC and NYSE rules.

Based on these standards, we had no related person transactions in 2014, and no related person transactions are currently proposed.

c. Board Leadership Structure; Executive Sessions

Our Bylaws and our Corporate Governance Principles provide that the Board of Directors is responsible to select a Chairman and a Chief Executive Officer. Our Corporate Governance Principles also provide that the Board of Directors should have the flexibility to decide whether it is best for our company that the two positions be filled by the same individual and that, if the Chairman of the Board is not an independent director, the chairman of the Nominating and Governance Committee will be designated the Lead Independent Director. The Board of Directors has determined that the positions of Chairman of the Board and Chief Executive Officer should be held by one individual with the use of a Lead Independent Director. In choosing to combine the roles of Chairman of the Board and Chief Executive Officer, the Board of Directors has expressed its belief that our management, through the Chairman and Chief Executive Officer, should have the primary accountability and the responsibility to act as the spokesperson for us. The Board of Directors believes that maintaining the positions of Chairman and Chief Executive Officer in a single individual will promote a consistent and accurate message to our investors, employees, customers, and other constituencies.

The Lead Independent Director is recognized by management and the Board of Directors as a key position of leadership within the Board of Directors. Our Corporate Governance Principles provide that the Lead Independent Director will preside at regular executive sessions of the Board of Directors, without management participation, though our Corporate Governance Principles do not grant the Lead Independent Director any special authority over management. Since adopting the Lead Independent Director position in our Corporate Governance Principles, our Lead Independent Director’s role has developed to include additional board governance activities.

Lead Independent Director Role

•    Communicating applicable information from executive session deliberations to the Chairman and Chief Executive Officer;

•    Reviewing with the Chairman and Chief Executive Officer items of importance for consideration by the Board of Directors;

•    Acting as principal liaison between the independent directors and the Chairman and Chief Executive Officer on sensitive issues;

•    Discussing with the Chairman and Chief Executive Officer important issues to assess and evaluate views of the Board of Directors;

•    Consulting with any or all of our independent directors, at the discretion of either party and with or without the attendance of the Chairman and Chief Executive Officer;

•    In conjunction with the Nominating and Governance Committee, recommending to the Chairman the membership of the various board committees and selection of the board committee chairs;

•    In conjunction with the Nominating and Governance Committee, interviewing all board candidates and making recommendations to the Board of Directors on director nominees;

•    Mentoring and counseling new members of the Board of Directors to assist them in becoming active and effective directors;

•    In conjunction with the Nominating and Governance and the Compensation and Personnel Committees, reviewing and approving the philosophy of, and program for, compensation of the independent directors; and

•    Evaluating, along with the other members of the Board of Directors, the Chief Executive Officer’s performance and meeting with the Chief Executive Officer to discuss the Board of Directors’ evaluation.

16	ALLIANT ENERGY I 2015 Proxy Statement

    CORPORATE GOVERNANCE

We believe that the use of a Lead Independent Director has proven effective for us and has greatly facilitated communication of important issues between the Board of Directors and the Chief Executive Officer. Mr. Oestreich is currently designated as the Lead Independent Director as the Chairman of the Nominating and Governance Committee. At every regular meeting of the Board of Directors, the independent directors meet in executive session with no member of our management present.

d.    Risk Oversight

Our Corporate Governance Principles provide that the Board of Directors is responsible for overseeing and understanding our vision and mission, strategic plan, overall corporate risk profile, risk parameters, and annual operating plan for monitoring whether these plans are being implemented effectively. The Board of Directors annually conducts a broad-based risk assessment. For 2014, this risk assessment was conducted in association with reviews by our senior manager of strategic planning. The methodology of the risk assessment identifies key themes and trends, quantifies our key risks, and develops mitigation plans and strategies. This assessment provides the platform to develop appropriate audit plans and to ensure resources are devoted to areas having the highest risk. This assessment culminates in the Strategic Risk Assessment Report to the Board of Directors. On an ongoing basis, the Audit Committee regularly discusses our policies with respect to risk assessment and risk management, our financial risk exposures, and the steps we have taken to monitor and control such exposures. The Safety, Environmental, Policy and Operations Committee also regularly reviews and assesses risk in relation to our operations. The Board of Directors relies on the Compensation and Personnel Committee to address potential risks arising from our general compensation programs and policies for all employees. The Compensation and Personnel Committee conducted an assessment of these policies and practices in 2014 to determine whether any such risks were reasonably likely to have a material adverse effect on the Company. These results are described in further detail under “Compensation Committee Risk Assessment” in the Compensation Discussion and Analysis section.

e.     Communication with Directors

Shareowners and other interested parties may communicate with the full Board, non-management directors as a group, or individual directors (including the Lead Independent Director) by providing such communication in writing to our Corporate Secretary at Alliant Energy Corporation, 4902 N. Biltmore Ln., Madison, Wisconsin, 53718, who will post such communication directly to our Board of Directors’ confidential web portal.

f.     Ethical and Legal Compliance Policy

We have adopted a Code of Conduct that serves as our code of ethics and applies to all employees, including our chief executive officer, chief financial officer, and chief accounting officer, as well as our Board of Directors. We make our Code of Conduct available on our website at www.alliantenergy.com/investors under the “Corporate Governance” caption. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, or waivers from, the Code of Conduct by posting such information on our website.

ALLIANT ENERGY I 2015 Proxy Statement	17

    OWNERSHIP OF VOTING SECURITIES

OWNERSHIP OF VOTING SECURITIES

Listed in the following table are the number of shares of our common stock beneficially owned as of March 2, 2015, by (1) the executive officers listed in the Summary Compensation Table, (2) all of our director nominees and directors, and (3) all director nominees, directors and the executive officers as a group. No individual director or officer owned more than 1% of the outstanding shares of common stock on that date. The directors and executive officers as a group owned less than 1% of the outstanding shares of common stock on that date. No director or officer owns any other equity of Alliant Energy Corporation or any of its subsidiaries. None of the shares held by the officers and directors are pledged.

Name of Beneficial Owner	Shares Beneficially Owned(1)
EXECUTIVE OFFICERS
Patricia L. Kampling	109,516	(2)
Thomas L. Hanson	43,304	(2)
James H. Gallegos	21,826	(2)
Douglas R. Kopp	10,576	(2)
John O. Larsen	24,566	(2)
DIRECTOR NOMINEES
Ann K. Newhall	22,990	(2)
Dean C. Oestreich	26,399	(2)
Carol P. Sanders	22,775	(2)
DIRECTORS
Patrick E. Allen	5,602	(2)
Michael L. Bennett	39,227	(2)
Darryl B. Hazel	12,088	(2)
Singleton B. McAllister	15,294	(2)
Susan D. Whiting	2,790	(2)
All Executive Officers and Directors as a Group (14 people)	362,325	(2)

(1)	Total shares of Company common stock outstanding as of March 2, 2015 were 110,974,736.

(2)	Included in the beneficially owned shares shown are shares of common stock held in deferred compensation plans: Mr. Allen — 3,984, Mr. Bennett — 38,680, Mr. Hazel — 11,334, Ms. Kampling — 1,816, Ms. McAllister — 8,981, Ms. Newhall — 22,295, Mr. Oestreich — 25,399, Ms. Sanders — 22,775, Ms. Whiting — 2,690, Mr. Gallegos — 257, Mr. Hanson — 4,645, Mr. Kopp — 538, Mr. Larsen — 7,577, (all executive officers and directors as a group — 150,971).

The following table sets forth information regarding beneficial ownership by the only persons known to us to own more than 5% of our common stock. The beneficial ownership set forth below has been reported on Schedule 13G filings with the SEC by the beneficial owners, as of the date provided below.

Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
BlackRock, Inc. (and certain affiliates) 55 East 52nd Street New York, NY 10022 (dated as of January 9, 2015)	10,900,614	0	11,552,624	0	11,552,624	10.40%
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355 (dated as of February 9, 2015)	114,820	0	6,962,153	93,160	7,055,313	6.35%

We own all of the outstanding common stock of IPL and WPL. All preferred shares of WPL were redeemed in 2013. None of our directors or officers owned any shares of preferred stock of IPL during 2014, and we are not aware of any person who beneficially owns more than 5% of IPL’s preferred stock.

18	ALLIANT ENERGY I 2015 Proxy Statement

    COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

I.     INTRODUCTION

This compensation discussion and analysis describes material information related to Alliant Energy’s compensation philosophy, policies, and practices with respect to our named executive officers. For calendar year 2014, our named executive officers and their titles as of December 31, 2014 were as follows:

1.      Patricia L. Kampling: Chairman of the Board of Directors; Chief Executive Officer and President; Chairman and Chief Executive Officer of Interstate Power and Light Company (“IPL”) and Wisconsin Power and Light Company (“WPL”)

2.      Thomas L. Hanson: Senior Vice President and Chief Financial Officer

3.      James H. Gallegos: Senior Vice President, General Counsel & Corporate Secretary

4.      Douglas R. Kopp: Senior Vice President; President of IPL

5.      John O. Larsen: Senior Vice President; President of WPL

This compensation discussion and analysis also includes the following:

•	A summary of corporate achievements and the alignment of performance and executive pay;

•	A summary of our executive compensation pay practices, objectives and principles;

•	Our process for setting executive compensation; and

•	A description of the components of our executive compensation program and compensation decisions for 2014.

II.    EXECUTIVE SUMMARY

Alliant Energy’s core business is generating and delivering regulated electric service and delivering natural gas service within our Iowa, Wisconsin, and Minnesota service territories. We deliver value to our shareowners and customers through three key elements: competitive costs, safe and reliable service, and responsible resources. We refer to the achievement of these elements as our strategic plan.

Our executive compensation program is designed to promote our strategic plan by providing market-based performance pay and rewarding strong performance. The principles and components of our compensation program are regularly reviewed by our Compensation and Personnel Committee, our Chief Executive Officer and our compensation consultant to ensure they meet the objectives of the program.

a.    Executive Compensation is Linked to Company Performance

In 2014, we delivered strong financial performance both to shareowners and customers, including the following:

•	2014 utility and service company earnings per share (“EPS”) of $3.37 exceeded the target of $3.30 and represented a 4% increase over 2013 adjusted results;

•	For the one-, three-, and five-year periods ending on December 31, 2014, our total shareowner returns were approximately 33%, 69%, and 169%, respectively;

•	At the end of 2014, our relative total shareowner return compared to the Edison Electric Institute (“EEI”) Stock Index was in the 65th percentile for that year, the 77th percentile over the last three years, and the 94th percentile over the last five years;

•	2014 adjusted cash flows from our utilities and service company of $861 million exceeded the 2014 target of $810 million (adjustments are described below under “Components of the Executive Compensation Program — Short-term (Annual) Performance Pay Plan”); and

•	Cumulative, operational goal performance in 2014 was above target (based on goals described below under Components of the Executive Compensation Program — Short-term (Annual) Performance Pay Plan).

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    COMPENSATION DISCUSSION AND ANALYSIS

The following table demonstrates the link between corporate performance and executive pay by showing the relationship between the results of financial performance goals and executive payouts over the past three years:

Year	Adjusted Utility EPS From Continuing Operations(1)	Target Adjusted Utility EPS from Continuing Operations	Annual Performance Payout as % of Target	Relative Total Shareowner Return (Three Years)(2)	Performance Share Payout as % of Target(3)	Performance- Contingent Restricted Stock Vesting(3)
2012	$2.87	$2.75	119%	89th percentile	197.5%	No
2013	$3.24	$3.00	136%	69th percentile	147.5%	Yes(4)
2014	$3.37	$3.30	113%	77th percentile	167.5%	Yes(5)

(1)	Throughout this discussion, references to utility EPS include earnings from our utilities and service company and is a metric on which annual performance payouts are based.

(2)	Total Shareowner Return as compared to the EEI Stock Index.

(3)	Performance shares and performance-contingent restricted stock became payable or vested, as applicable, with respect to the year indicated in the table. Performance shares vest based on relative total shareowner return over a three-year period and performance-contingent restricted stock vests based on consolidated net income from continuing operations.

(4)	Reflects vesting with respect to 2013 of the restricted stock grants made in 2011 and 2012 based on 2013 consolidated net income from continuing operations.

(5)	Reflects vesting with respect to 2014 of the restricted stock grant made in 2013 based on 2014 consolidated net income from continuing operations.

b.    Key Governance and Pay Practices

Our executive compensation program features best practices in compensation design and governance practices, including:

•    Performing regular reviews of the program as directed by the Compensation and Personnel Committee;

•    Delivering all equity-based compensation through performance-based vehicles;

•    Maintaining stock ownership guidelines for executive officers and directors;

•    Prohibiting the pledging and hedging of Company stock by executive officers and directors;

•    Paying dividends on performance-based equity awards only if performance targets are met and vesting is completed;

•    Including clawback language in our annual performance pay plan;

•    Excluding Section 280G gross-up provisions from our change-in-control agreements; and

•    Limiting perquisites for our executive officers.

c.    The Executive Compensation Program has Defined Objectives and Principles

Alliant Energy has developed certain objectives for the executive compensation program that we believe help to attract, retain and motivate a highly talented executive management team that is actively engaged in producing results for our shareowners and customers and delivering on our strategic plan. The objectives include:

•	Reward Strong Performance: motivate and reward executives to contribute to the achievement of our business objectives by aligning pay and performance through variable at-risk compensation;

•	Align Executives’ and Shareowners’ Interests: align executive officers’ interests with those of our shareowners by delivering a significant proportion of total compensation through equity, tying a portion of our long-term performance pay directly to total shareowner return, and requiring executives to own company stock; and

•	Attract and Retain Officers: attract and retain the best possible personnel through competitive compensation that is comparable to that of similar companies.

In order to achieve these objectives, we adhere to the following compensation principles:

•	Market Compensation: total aggregate compensation levels are reviewed against market compensation levels, which helps to ensure that we provide a competitive pay opportunity;

•	Performance-Based At-Risk Compensation: a substantial portion of our executive officers’ compensation should be based on achievement of performance goals, with long-term equity-based awards delivering a majority of the performance-based pay;

•	Equity-Ownership: executive officers should have significant holdings of our common stock;

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    COMPENSATION DISCUSSION AND ANALYSIS

•	Minimized Systemic Risk-Taking: compensation programs should be developed to properly mitigate unintended risk-taking, including providing a mix of long-term and short-term compensation and using multiple performance criteria to determine awards; and

•	Access to Retirement Programs: executive officers should have access to retirement plans commonly in use among comparable companies, including deferred compensation plans, certain non-qualified retirement plans, and 401(k) savings plans.

The Compensation and Personnel Committee reconsiders these objectives and principles in its regular reviews of the executive compensation program.

d.    Summary of the Components of the Executive Compensation Program

The major components of the executive compensation program are (1) base salary, (2) short-term (annual) performance compensation, (3) long-term (equity) performance compensation, (4) retirement and other benefits, and (5) post-termination compensation.

In setting the level for each major component of compensation, we generally consider an executive officer’s total compensation (which consists of all elements of compensation including employee benefit programs), competitive market compensation data, the current market for talent, our historic levels of compensation, company culture, individual and company performance, the executive’s length of tenure, strategic importance and internal pay equity. The table below summarizes the function of each component of compensation, each of which is described in more detail.

Component	Description	Objective within Compensation Program
Base Salary	Fixed compensation, subject to annual review and increased or decreased in response to changes in responsibility, performance, strategic importance, length of service, or competitive practice.	• Provides base compensation at a level consistent with competitive practices. • Reflects roles, responsibilities, skills, experience and performance. • Adheres to competitive market practices.
Short-Term (Annual) Performance Compensation	Annual cash performance pay based on achievement of objective utility and service company financial and operational performance measures.

•    Motivates and rewards achievement of annual utility and service company goals.

•    Aligns management and key stakeholder interests by linking pay and performance.

•    Promotes achievement of strategic plan by linking pay to achievement of strategic goals.

Long-Term (Equity) Performance Compensation	Allows grant of a variety of types of awards, including performance-contingent restricted stock, performance shares and time-based restricted stock.

•    Motivates and rewards financial performance over a sustained period.

•    Aligns management and shareowner interests by encouraging management ownership.

•    Enhances retention of management personnel.

•    Rewards strong total shareowner return and earnings growth.

•    Links pay to performance relative to peers.

Retirement and Other Benefits	Tax-qualified deferred compensation and other benefits.	• Provides for current and future needs of the executives and their families. • Enhances recruitment and retention. • Adheres to competitive market practices.
Post-Termination Compensation	Key Executive Employment and Severance Agreements (KEESAs) and Executive Severance Plan: contingent amounts payable only if employment is terminated under certain conditions.	• Enhances retention of management personnel by providing employment continuity. • Encourages the objective evaluation and execution of potential changes to Alliant Energy’s strategy and structure.

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    COMPENSATION DISCUSSION AND ANALYSIS

In order to properly reward strong performance, we weigh performance-based pay more heavily than other elements for our named executive officers’ total target direct compensation. In 2014, performance pay accounted for 54% to 80% of target total direct compensation for our named executive officers. The following table shows the breakdown of the total target direct compensation pay mix for each of our named executive officers in 2014.

The figures in this table were calculated based on targeted compensation amounts for 2014 and therefore may differ from the 2014 amounts reported in the Summary Compensation Table below.

III.    THE EXECUTIVE COMPENSATION PROGRAM

a.     Process for Setting Executive Compensation

Each component of the executive compensation program is subject to a thorough process of review and approval by the Compensation and Personnel Committee, which is made up of independent directors who meet regularly in executive session without the presence of management. The work done by the committee is bolstered by external data and the advice of an independent, third-party compensation consultant.

1.    Role of Compensation and Personnel Committee

The Compensation and Personnel Committee sets each component and level of compensation for the Company’s named executive officers and other executive officers. As context for its review, the committee regularly reviews compensation reports prepared by the committee’s outside consultant, including reports on competitive pay practices, compensation trends, potential payouts under various employment termination scenarios and competitive compensation level data.

2.    Role of Chief Executive Officer

The Chief Executive Officer recommends the level of compensation for the Company’s named executive officers and other senior Company executives, other than herself. The Chief Executive Officer considers the market data discussed below, reports from the Company’s human resources staff, officer performance and tenure, strategic importance, company culture and internal pay equity as she develops her recommendations. She is present and available to the Compensation and Personnel Committee during their meetings with respect to the compensation of the Company’s named executive officers and other senior Company

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    COMPENSATION DISCUSSION AND ANALYSIS

executives, except when her own compensation is considered in executive session. The Chief Executive Officer’s compensation package is determined by the Compensation and Personnel Committee in executive session.

3.    Role of Independent Compensation Consultant

The Compensation and Personnel Committee receives data, analysis and support from Pay Governance, an independent, nationally recognized executive compensation consulting firm. During 2014, Pay Governance participated in committee meetings, analyzed the competitive level of compensation for each of the named executive officers, and provided information regarding executive compensation trends. Pay Governance was engaged by and reports solely to the committee, and meets with the committee at each meeting in executive session.

4.    Role of Market Data

Each year, Pay Governance prepares a market compensation analysis based on companies of similar size in terms of revenue, including those in the energy services industry and in general industry. This analysis assists the Compensation and Personnel Committee in establishing executive officer compensation levels to allow us to remain competitive with other companies.

For 2014 compensation, Pay Governance used the following compensation surveys for our market compensation analysis: Towers Watson’s 2013 General Industry Executive Compensation Database, which includes pay data for approximately 1,000 general industry companies, and Towers Watson’s 2013 Energy Services Industry Executive Compensation Database, which includes pay data for nearly all U.S. investor-owned utilities. Where possible and appropriate, regression analyses were performed to size-adjust the survey data based on gross revenue of $3.4 billion. In using these broad-based surveys, we considered only aggregate data and did not select any individual companies for comparison. By focusing on the data in the aggregate, we avoid the undue impact of statistically outlying companies and obtain a general understanding of compensation practices in the market. All of the survey data were updated to January 2014 using a 3% annual update factor, as 3% was the anticipated average annual compensation increase for the survey companies.

The survey data provides market reference points at the 25th percentile, 50th percentile, and 75th percentile of the market data for each executive officer’s salary, targeted annual and long-term performance pay opportunities, and total compensation. The Compensation and Personnel Committee uses equally blended general industry data and energy industry data to determine the market reference point used for corporate positions, which are held by Ms. Kampling and Messrs. Hanson and Gallegos. Energy industry data are used as the market reference point for utility specific operating positions, which are held by Messrs. Kopp and Larsen.

The Compensation and Personnel Committee uses the survey data to set compensation opportunities for executive officers at approximately the median market reference point. Generally, total aggregate compensation that falls within 15% of the median market reference point is considered to be at target. This practice maintains flexibility to allow for differentiation among individual executive officers based on time in the position, increased responsibilities, strategic importance, succession planning considerations or outstanding job performance. The aggregate total targeted compensation of all named executive officers fell within 15% of the applicable market reference point in 2014.

5.    Compensation and Personnel Committee Risk Assessment

In December 2014, the Compensation and Personnel Committee reviewed an assessment presented by management of our general compensation policies and practices for all employees, including our non-regulated businesses, to evaluate whether risks arising from these policies and practices were reasonably likely to have a material adverse effect on us. Based on this assessment, the committee concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company and did not recommend or implement any material changes in 2014. The committee believes that the following features of our policies and practices serve to mitigate material risks arising from our compensation policies and practices:

•	a mix of annual and long-term performance awards to provide an appropriate balance of short- and long-term risk and reward horizons;

•	a variety of performance metrics for performance awards to avoid excessive focus on a single measure of performance;

•	caps on performance awards to reduce incentives to take short-term or inappropriately risky measures to increase payouts in any given year;

•	review of our compensation programs for reasonableness by our state utility commissions to mitigate risk;

•	clawback policies that provide us with the ability to recoup annual performance awards under appropriate circumstances;

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    COMPENSATION DISCUSSION AND ANALYSIS

•	stock ownership requirements for certain executives, including our named executive officers, which we believe help to focus our executives on long-term stock price appreciation and sustainability; and

•	robust compensation governance practices.

b.    Components of the Executive Compensation Program

1.    Base Salary

We pay base salaries to provide management with a level of fixed compensation at competitive levels to reflect their professional skills, responsibilities and performance, and to attract and retain key executives. Because the Company is not contractually bound by employment or other agreements to pay particular levels of base salary to our executive officers, we have the flexibility to make adjustments to base salaries to take into consideration changes in the market, responsibilities and performance against job expectations. We also consider the nature of the position; the responsibilities, strategic importance, skills, experience and tenure of the officer; and his or her past performance.

The following table sets forth the base salaries of each named executive officer as of the end of the 2014 and 2013 calendar years, as well as the percentage change from the prior year.

Named Executive Officer	2014 Base Salary	2013 Base Salary	Percentage Increase
Patricia L. Kampling	$850,000	$800,000	6.3%
Thomas L. Hanson	$435,000	$418,180	4.0%
James H. Gallegos	$360,000	$345,000	4.3%
Douglas R. Kopp	$265,000	—	—
John O. Larsen	$345,000	$335,000	3.0%

Base salary increases shown above that are greater than 3% reflect efforts to bring total targeted compensation in line with market. Mr. Kopp was promoted to an executive officer position in 2014, and his annual salary shown above reflects his salary upon his promotion.

2.    Short-term (Annual) Performance Pay Plan

Our executive officers, including our named executive officers, are eligible to participate in the Management Performance Pay (“MPP”) Plan, which is our annual performance pay plan operated under our 2010 Omnibus Incentive Plan. The MPP Plan provides executive officers with the opportunity for annual cash payments tied directly to the achievement of company performance goals. The MPP Plan encourages executive officers to achieve key financial and operational goals. The Compensation and Personnel Committee sets goals designed to drive annual performance and align the interests of management with the interests of our shareowners and customers.

The Compensation and Personnel Committee considers survey data, tenure in a position, strategic importance, and individual responsibilities when setting targeted annual performance opportunities. Based on these factors, the committee approved target payout levels for our named executive officers under the 2014 MPP Plan as set forth in the table below, which are unchanged from 2013 target payout levels, except for Mr. Kopp whose 2014 target payout level was increased as a result of his 2014 promotion to an executive officer position.

Named Executive Officer	MPP Plan Target Payout as a Percentage of 2014 Base Salary
Patricia L. Kampling	105%
Thomas L. Hanson	70%
James H. Gallegos	60%
Douglas R. Kopp	45%
John O. Larsen	45%

We pay annual performance awards from a pool established specifically for MPP Plan payments. The Compensation and Personnel Committee establishes goals based primarily on utility performance, which it derives from our strategic plan, and from operational benchmarks intended to benefit our shareowners, customers and employees. These performance goals apply to all named executive officers and determine the funding level of the performance pool.

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Achievement of performance goals determines whether and to what extent the performance pool will be funded. The size of the performance pool and payment to named executive officers will vary, from 0% to 150% of target, based on actual achievement of the performance goals. If all performance goals are met at target levels, the performance pool is funded at 100% of target.

The performance goals, targets and actual 2014 performance under the MPP Plan were:

Goal	Percentage of Performance Pool	Target	Actual	Percentage Payment Toward Performance Pool
EPS from continuing operations of our utilities and service company (“EPS”)	50%	EPS: Threshold: $2.97 Target: $3.30 Maximum: $3.80	$3.37	50.0%
Adjusted cash flows from utilities and service company (“Cash Flows”)	10%	Cash Flows: Threshold: $729.0 million Target: $810.0 million Maximum: $931.5 million	$861 million(1)	12.1%
Customer satisfaction	10%	Complaints to Regulators: Threshold: 462 Target: 420 Maximum: 357	417	10.2%
Power supply availability	10%	Availability of Tier One Plants: Threshold: 80.0% Target: 81.0% Maximum: 82.5%	81.6%	12.0%
Power supply reliability	10%	SAIDI/SAIFI Reliability Index: Threshold: 90% Target: 100% Maximum: 115%	123%	15.0%
Safety	5%	OSHA Recordable Incident Rate: Threshold: 3.12 Target: 2.84 Maximum: 2.41	2.36	7.5%
Diversity (each goal accounts for one-third of this performance goal, weighted at a total of 5%)	1.67%	People of Color: Threshold: 5.0% Target: 5.3% Maximum: 5.8%	5.3%	1.7%
	1.67%	Women in Non-Traditional Jobs: Threshold: 9.1% Target: 9.6% Maximum: 10.3%	9.5%	1.5%
	1.67%	Spending to Minority and Women-Owned Businesses: Threshold: $100.8 million Target: $112.0 million Maximum: $128.8 million	$129 million	2.5%
TOTAL	100%			113%

(1)	This non-GAAP number excludes the effects of changes in sales of customer accounts receivable, tax affected pension contributions and net collateral held or paid by the utilities and service company.

Each performance goal is generally independent of others, except that EPS must be achieved at a minimum of threshold in order to fund any payment under the Cash Flows goal. If threshold EPS is not achieved, Cash Flows funding will be zero regardless of actual performance under this goal. Achievement levels of each of the performance goals are combined to determine the annual performance payment for each executive officer. At December 31, 2014, the performance goal achievement of 113% was multiplied by each named executive officer’s target payout percentage and base salary to determine the final annual performance payments. The individual annual performance payments made to the named executive officers for 2014 are reported below in the Summary Compensation Table.

The MPP Plan provides for the clawback of annual performance payments in the event that fraud, intentional misconduct or gross negligence leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of annual performance payments if the payment would have been lower based on the restated financial results. This policy will be refined as appropriate following the release of final regulations by the SEC governing clawback policies.

3.    Long-term (Equity) Performance Awards

We award long-term performance pay based on the achievement of multi-year financial goals. In 2014, we granted long-term performance awards under our 2010 Omnibus Incentive Plan to named executive officers in two forms: performance-contingent

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    COMPENSATION DISCUSSION AND ANALYSIS

restricted stock and performance shares. These long-term equity awards are intended to provide performance-based incentives on both an absolute basis with respect to restricted stock awards and on a relative basis with respect to performance shares. The Compensation and Personnel Committee granted long-term equity awards in 2014 consisting of 50% performance-contingent restricted stock and 50% performance shares, at target, to equally emphasize absolute and relative long-term performance. Because these awards are performance-based, they are forfeited if threshold results are not achieved during the applicable performance period. We do not issue stock options and no longer have any outstanding stock options. We believe performance-based restricted stock awards and performance shares incentivize our executives and align their long-term interests with those of our shareowners.

When determining the value of each executive officer’s long-term performance pay opportunity, the Compensation and Personnel Committee considers survey data, tenure in a position, strategic importance, individual responsibilities, and the competitiveness of the total compensation package. Targeted grant values of long-term equity awards are set as a percentage of base salary. The dollar value of the long-term equity awards are determined prior to the grant date, and we grant the number of shares necessary to approximate that dollar value based on the fair market value of our share price on the grant date. In 2014, the committee approved targeted long-term grants to our named executive officers as set forth in the table below.

Named Executive Officer	2014 Targeted Long-Term Equity Grant Value as a Percentage of Base Salary
Patricia L. Kampling	285%
Thomas L. Hanson	150%
James H. Gallegos	120%
Douglas R. Kopp	70%
John O. Larsen	95%

Performance-Contingent Restricted Stock

In 2014, the Compensation and Personnel Committee made grants to named executive officers of performance-contingent restricted stock, which are intended to reward absolute long-term growth. Vesting of the performance-contingent restricted stock is based on achieving compounded annual return of 5% for a two-year period over projected 2014 consolidated net income from continuing operations (i.e., $415.9 million, calculated with certain exclusions as provided in the 2010 Omnibus Incentive Plan). The target can be achieved during a four-year performance period, and accordingly, the shares can become fully vested after the second, third or fourth year following the date of grant, assuming achievement of the target. The rate of growth required for the performance-contingent restricted stock to vest is based on the successful and timely execution of our strategic plan.

Any dividends we pay are reinvested on a participant’s performance-contingent restricted stock, but are not payable until the performance targets are met and vesting is completed. Upon a change in control that occurs at least 180 days after grant, performance-contingent restricted stock generally vests on a pro-rata basis based upon the length of service provided prior to the change in control date.

Performance-contingent restricted stock granted in 2013 vested based on the achievement during 2013 and 2014 of the relevant targets for net income from continuing operations for the awards. Additional information about vesting of such restricted stock grants is provided below in the “Option Exercises and Stock Vested” table.

Performance Shares

In 2014, the Compensation and Personnel Committee granted performance shares to our named executive officers, which are intended to reward company performance relative to our peers. The vesting of the performance shares is based on our relative total shareowner return over a three-year performance period. The total shareowner return calculation represents the cumulative return for the three-year performance period reflecting price appreciation and reinvested dividend payments. Performance shares provide a 100% payout, or target payout, if our relative total shareowner return over three years is equal to the median performance of a specific peer group selected by the Compensation and Personnel Committee. Similar to prior years, the committee selected the EEI Stock Index as the peer group for the 2014 grants of performance shares because comparison to the EEI Stock Index appropriately assesses our performance relative to other publicly traded utilities. Performance share payouts

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    COMPENSATION DISCUSSION AND ANALYSIS

are capped at 200% of the target payout. The following table shows the levels of performance share payouts based on our total shareowner return as compared to the EEI Stock Index.

Company’s Percentile Rank	Percent of Target Value Payout
90th percentile or greater	200%
80th percentile	175%
70th percentile	150%
60th percentile	125%
50th percentile	100%
45th percentile	75%
40th percentile	50%
Below 40th percentile	0%

Performance shares allow the named executive officer to receive a payment in shares of our common stock, cash, or a combination of our common stock and cash, the value of which is equal to the number of shares awarded as adjusted by the performance multiplier. If the named executive officer chooses to take the payment in cash, the amount of the payout is determined by multiplying the number of shares earned by the stock value on a date chosen by the Compensation and Personnel Committee. The committee chooses this date in advance of issuing shares under the program.

No dividends are paid on currently outstanding performance shares during the performance period. Upon a change in control that occurs at least 180 days after grant, performance shares vest at target on a pro-rata basis based upon the length of service provided prior to the change in control date.

For the February 2012 performance share grant (performance period ended on December 31, 2014), our total shareowner return ranked at the 77th percentile, relative to the performance share peer group. As a result, our named executive officers earned 167.5% of the target award for the 2012-2014 performance period. Additional information about the performance share payouts for the 2012-2014 performance period is provided below in the “Option Exercises and Stock Vested” table.

4.    Retirement and Other Benefits

Consistent with our competitors, we also offer benefit programs to our named executive officers that focus on their retirement. We provide these benefits to remain competitive with the general market for executive officers. These programs include a 401(k) savings plan, a deferred compensation plan, and various pension benefits. The benefit programs are designed to be competitive in attracting, retaining, and motivating our named executive officers by providing competitive retirement benefits and incentivizing the promotion of the Company’s and shareowners’ interests over a long time-horizon. A brief description of the plans is set forth in the table below.

Benefit	Description
Alliant Energy Deferred Compensation Plan (the “AEDCP”)(1)	Enables participants to defer up to 100% of base salary and annual performance pay awards on a pre-tax basis and to receive earnings or incur losses on the deferrals until the date of distribution. The shares of Alliant Energy common stock identified as obligations under the AEDCP are held in a rabbi trust.
Alliant Energy Cash Balance Pension Plan(2)	Offers flexible payment options and steady growth of retirement funds. The Cash Balance Pension Plan was frozen for participants effective August 2, 2008. Employees hired after December 25, 2005 are not eligible to participate.
Alliant Energy Corporation 401(k) Savings Plan	Provides for a match of $0.50 on each dollar for the first 8% of compensation contributed to the 401(k) Savings Plan account by the participants up to the IRS maximum. In addition, we contribute a percentage of participants’ salaries to their 401(k) accounts. The amount of the Company contribution ranges from 4% to 6% of a participant’s salary, depending on the participant’s age and number of years of service at the Company.
Alliant Energy Excess Retirement Plan(2)	Provides the benefit that the participants would have earned under the Cash Balance Pension Plan and the Alliant Energy Corporation 401(k) Savings Plan but for statutory limitations on employer-provided benefits imposed on those tax-qualified plans, and accruals earned on their deferrals into the AEDCP.

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    COMPENSATION DISCUSSION AND ANALYSIS

Benefit	Description
Alliant Energy Supplemental Retirement Plan (“SRP”)(2)	Generally provides retirement compensation in addition to the benefits provided by the Cash Balance Pension Plan and 401(k) Savings Plan, which are limited by the Internal Revenue Code of 1986 (which we refer to as the tax code), and the Alliant Energy Excess Retirement Plan. Generally payable only if the executive remains with us until retirement, disability or death. We do not anticipate providing SRP benefits to executives hired or promoted in 2013 or thereafter.

(1)	See “Nonqualified Deferred Compensation” below for more information regarding the AEDCP.

(2)	See “Pension Benefits” below for more information regarding the Alliant Energy Cash Balance Pension Plan, the Excess Retirement Plan and the SRP.

The Compensation and Personnel Committee reviews benefit programs on a periodic basis to determine effectiveness and identify any necessary changes. Based on market data showing a trend away from SRPs, we do not anticipate providing SRP benefits to executives hired or promoted in 2013 or thereafter. The committee does not believe this change will inhibit our ability to attract and retain executive officers.

Perquisites

We provide limited perquisites to our named executive officers. Our named executive officers are eligible for executive physicals and long-term disability insurance, which are in excess of the benefits provided to our other non-executive employees. The Compensation and Personnel Committee recognizes that Ms. Kampling’s job duties require significant travel and she is, therefore, permitted to use a corporate aircraft in some instances. From time to time, a family member or members may accompany Ms. Kampling on business trips. For that reason, the Compensation and Personnel Committee established guidelines for personal use of the corporate aircraft. Under those guidelines, Ms. Kampling is permitted up to 40 hours of personal use of corporate aircraft each year.

5.     Post-Termination Compensation

Key Executive Employment and Severance Agreements (KEESAs)

We currently have in effect Key Executive Employment and Severance Agreements (KEESAs) with our executive officers, including our named executive officers, and certain of our key employees, which provide for severance benefits under certain circumstances following a change in control. Benefits under the KEESAs are paid if (1) a change in control occurs and (2) a loss of employment occurs under certain circumstances within 180 days prior to the change in control or a designated period after the change in control (three years for Ms. Kampling and two years for Messrs. Hanson, Gallegos, Kopp, and Larsen). This “double trigger” mechanism ensures that only those executives adversely affected by a change in control will receive benefits under the KEESA. The cash termination benefit under the KEESA is up to three times (in the case of Ms. Kampling), or up to two times (in the case of Messrs. Hanson, Gallegos, Kopp, and Larsen) the sum of (i) the officer’s annual base salary and (ii) the greater of the officer’s target annual performance pay for the year in which the termination date occurs, or the officer’s annual performance pay in the year prior to the change in control.

The KEESAs are generally designed to avoid the adverse effects of Section 280G of the tax code. With respect to Messrs. Hanson, Gallegos, Kopp, and Larsen, the KEESAs provide that if any portion of the benefits under the KEESA or under any other agreement for the officer would constitute an excess parachute payment for purposes of the tax code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount that he or she could receive without becoming subject to the 20% excise tax imposed by the tax code on certain excess parachute payments, or that we may pay without loss of deduction under the tax code. With respect to Ms. Kampling, the KEESA provides that if any portion of the benefits under the KEESA or under any other agreement would constitute an excess parachute payment for purposes of the tax code, she may receive the better, on an after-tax basis, of either a payment $1 less than the maximum amount she may receive without becoming subject to the 20% excise tax or the fully calculated payment subject to applicable excise taxes, for which she would be personally responsible. None of the KEESAs have Section 280G gross-up provisions.

We believe that the level of the benefits provided by the KEESAs to each executive officer reflects the appropriate amount of compensation necessary for our executive officers to consider our shareowners’ interests without potential influence of their personal interests. We believe the security afforded by the KEESAs will help the executives to remain focused on business continuity and reduce the distraction of the executive’s reasonable concerns regarding future employment during the uncertainty of a proposed change in control transaction.

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    COMPENSATION DISCUSSION AND ANALYSIS

In consideration of the KEESA benefits, the KEESAs provide that the executive will not compete with us for a period of one year after the executive’s employment is terminated and will keep in confidence any proprietary information or confidential information for a period of five years. Both of these conditions can be waived in writing by our Chief Executive Officer and Board of Directors, respectively.

Executive Severance Plan

We also maintain a general executive severance plan for executive officers, which is meant to compensate an officer in the event that an officer’s position is eliminated or significantly altered. As with our KEESA benefit, our executive severance plan is designed to enable executives to remain focused on our business without undue personal concerns over job security. We recognize that circumstances may arise in which we may consider eliminating certain key positions. The plan provides for severance pay equal to one year’s annual base salary, up to 18 months of COBRA coverage or participation in our subsidized retiree medical insurance program if eligible (six months of which are paid by us), outplacement services and/or tuition reimbursement of up to $10,000, and access to our employee assistance program. Eligibility for benefits under this plan is conditioned upon an executive executing a severance agreement and release form. All severance packages of executive officers are approved by the Compensation and Personnel Committee. We believe our executive severance plan is consistent with industry-wide standards.

Employment Agreements and Separation Arrangements

We do not have any other employment agreements or separation agreements with our executive officers.

c.     Executive Stock Ownership Guidelines

Our stock ownership guidelines require executives to own a certain number of shares of our common stock to further align the executives’ interests with those of our shareowners. We determine the required number of shares for each executive by taking the following multiples of the executive’s base salary and dividing that amount by the closing price of our stock as of (i) January 3, 2011, (ii) the date of hire, or (iii) the date of promotion to a higher level of ownership requirement, whichever is later. The number of shares each executive is required to hold is rounded to the nearest 500-share increment.

Alliant Energy Level of Seniority	Stock Ownership Guideline
Chief Executive Officer	4 times base salary
President	3 times base salary
Executive Vice President	2.5 times base salary
Senior Vice President	2 times base salary
Vice President	1.5 times base salary

The number of shares an executive is required to hold will not change unless the executive is promoted. By setting the required number of shares this way, we mitigate the effect of short-term volatility on compliance caused by changes in our stock price, and by changes in salary. Executives have five years from the date of their first long-term equity grant after their hire date, or the date they were promoted into a position with a higher multiple, to achieve their goals. Shares held outright, vested restricted stock, earned performance shares, shares held in the AEDCP, and shares held in the 401(k) Savings Plan count toward the ownership guidelines. Unvested restricted stock and unearned performance shares do not count for this purpose.

Executives are required to hold 100% of the after-tax value of vested performance-contingent restricted shares until the share ownership guideline is met. Executives who have not yet met their share ownership level after five years are required to retain 100% of the after-tax value of vested long-term equity awards until the share ownership requirement is met. Our Chief Executive Officer retains the right to grant special dispensation for hardship, promotions or new hires. All of our current named executive officers who have held their current positions for five years are in compliance with the share ownership guidelines. The named executive officers who have been in their positions for less than five years are on track to achieve their ownership goals during the five year period. The shares owned by our named executive officers are shown in the “Ownership of Voting Securities” table.

d.     Pledging and Hedging Policy

We prohibit the use of any hedging or similar transactions related to our shares by our executive officers and directors. We also prohibit the pledging of shares by executive officers and directors.

e.     Impact of Section 162(m) of the Tax Code

Section 162(m) of the tax code limits the tax deductibility of compensation paid to our Chief Executive Officer and our other three most highly compensated executive officers (other than the Chief Financial Officer) to $1 million per person in any year. However,

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    COMPENSATION DISCUSSION AND ANALYSIS

if certain conditions are met, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

One factor that the Compensation and Personnel Committee reviews and considers when determining the compensation of executive officers is the deductibility of executive compensation under Section 162(m) of the tax code. The Compensation and Personnel Committee may structure certain compensation programs in a manner intended to allow compensation to be fully deductible under Section 162(m) of the tax code. However, the Compensation and Personnel Committee retains the flexibility and discretion to grant compensation awards, whether or not deductible. This flexibility is necessary to foster achievement of performance goals established by the Compensation and Personnel Committee, as well as other considerations important to the Company’s success, such as encouraging employee retention and rewarding achievement of key corporate goals. Our shareowner-approved 2010 Omnibus Incentive Plan is designed to provide the Compensation and Personnel Committee with the flexibility to grant cash-based and share-based awards to executive officers in a manner that is intended to qualify such awards as “performance-based” compensation under Section 162(m) of the tax code. We are seeking approval of the Amended and Restated 2010 Omnibus Incentive Plan to ensure that the Compensation and Personnel Committee continues to have that flexibility. Please refer to Proposal Three below for additional information.

All of our equity compensation plans are accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718.

f.     Response to Non-Binding 2014 Say-on-Pay Shareowner Vote

At the Company’s 2014 Annual Meeting of Shareowners, shareowners approved a non-binding advisory resolution relating to the compensation of our named executive officers, which is commonly referred to as a “say-on-pay” proposal. The say-on-pay proposal was approved with 94% of the votes cast in favor of the proposal, which we interpreted as support that our executive compensation program and practices are reasonable and well-aligned with shareowners and no significant changes were made to our overall approach to executive compensation and governance. Notwithstanding this vote of confidence expressed by our shareowners, the Compensation and Personnel Committee and management continue to review the Company’s executive compensation program and related disclosure with the assistance of outside compensation consultants and outside counsel to identify any potential changes that might augment shareowner value.

IV.     CONCLUSION

The Compensation and Personnel Committee is provided with appropriate information and reviews all components of our Chief Executive Officer’s and other executive officers’ compensation. Based on this information, the committee seeks to implement executive compensation that is appropriately tied to the performance of the Company and executives on behalf of shareowners, employees and customers.

COMPENSATION AND PERSONNEL COMMITTEE REPORT

The Compensation and Personnel Committees of the Boards of Directors of the Company, IPL and WPL have reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the committees recommended to the respective Boards of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

COMPENSATION AND PERSONNEL COMMITTEE

Carol P. Sanders (Chairman)

Singleton B. McAllister

Susan D. Whiting

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    EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid to or earned by our chief executive officer, chief financial officer, and our next three highest paid executive officers, for 2014 and, where applicable, 2013 and 2012. We refer to such individuals in this proxy statement collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation(5)(6) ($)	Total ($)
Patricia L. Kampling: Chairman, Chief Executive Officer and President; Chairman and Chief Executive Officer of IPL and WPL	2014	$849,808	$0	$2,324,787	$0	$1,008,525	$3,291,252	$187,617	$7,661,989
	2013	$793,077	$0	$2,125,544	$0	$1,142,400	$1,536,000	$163,758	$5,760,779
	2012	$682,846	$0	$1,619,766	$0	$924,630	$2,130,000	$87,763	$5,445,005
Thomas L. Hanson: Senior Vice President and Chief Financial Officer	2014	$435,509	$0	$626,217	$0	$344,085	$1,038,174	$82,867	$2,526,852
	2013	$416,775	$0	$628,942	$0	$398,107	$681,355	$81,287	$2,206,466
	2012	$401,700	$0	$594,840	$0	$338,198	$1,308,763	$61,771	$2,705,272

James H. Gallegos, Senior Vice President, General Counsel & Corporate Secretary	2014	$360,346	$0	$414,554	$0	$244,080	$9,166	$129,099	$1,157,245
	2013	$343,385	$0	$415,129	$0	$281,520	$8,041	$125,236	$1,173,311
	2012	$330,658	$0	$387,954	$0	$236,334	$6,096	$103,717	$1,064,759
Douglas R. Kopp: Senior Vice President; President of IPL(7)	2014	$255,269	$0	$178,020	$0	$134,753	$52,252	$32,377	$652,671
John O. Larsen: Senior Vice President; President of WPL	2014	$345,635	$0	$314,554	$0	$175,433	$477,411	$51,947	$1,364,980
	2013	$333,269	$0	$285,466	$0	$205,020	$1,431	$50,249	$875,435
	2012	$319,808	$0	$250,030	$0	$171,360	$521,935	$45,122	$1,308,255

(1)	The amounts shown in this column include any amounts deferred by the named executive officers under our Alliant Energy Deferred Compensation Plan. See “Nonqualified Deferred Compensation.”

(2)	The amounts in this column reflect the aggregate grant date fair value of performance shares and performance-contingent restricted stock granted pursuant to our 2010 Omnibus Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718.

A discussion of the assumptions used in calculating the award values may be found in Note 12(b) to our 2014 audited financial statements contained in our Annual Report on Form 10-K. For the performance shares, the fair value at the grant date is based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

The following represents the breakdown of the 2014 grant date fair value of performance-contingent stock awards at target and the 2014 grant date fair value for performance shares at maximum, respectively, for each named executive officer:

Name	Grant Date Fair Value of Performance-Contingent Stock Awards (Target)	Grant Date Fair Value for Performance Shares (Maximum)
Patricia L. Kampling	$1,113,510	$2,422,554
Thomas L. Hanson	$299,941	$652,553
James H. Gallegos	$198,560	$431,988
Douglas R. Kopp	$85,267	$185,507
John O. Larsen	$150,663	$327,782

(3)	The 2014 amounts in this column represent cash amounts received by the executive officers under our MPP Plan for services performed in 2014 that were paid in 2015.

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    EXECUTIVE COMPENSATION

(4)	The 2014 amounts in this column reflect (a) the actuarial increase in the present value of each named executive officers’ benefits under all pension plans established by us, determined using the assumptions and methods set forth in footnote (4) to the Pension Benefits table, which may include amounts that the named executive officer is not currently entitled to receive because such amounts are not yet vested, and (b) amounts representing above market interest on nonqualified deferred compensation. The following represents the breakdown for 2014 for each of the changes in pension value and the above market interest on nonqualified deferred compensation, respectively, for each named executive officer:

Name	Change in Pension Value	Above Market Nonqualified Deferred Compensation Earnings
Patricia L. Kampling	$3,291,000	$252
Thomas L. Hanson	$1,037,000	$1,174
James H. Gallegos	$9,000	$166
Douglas R. Kopp	$52,000	$252
John O. Larsen	$475,000	$2,411

The changes in the actuarial present values of the named executive officers’ pension benefits do not constitute cash payments to the named executive officers.

(5)	The following table provides details for the amounts reported under the “All Other Compensation” column for 2014.

Name	Registrant Contributions to Defined Contribution Plans(a)	Life Insurance Premiums	Dividends(b)
Patricia L. Kampling	$75,980	$6,252	$105,385
Thomas L. Hanson	$43,306	$4,745	$34,816
James H. Gallegos	$104,775	$1,345	$22,979
Douglas R. Kopp	$25,125	$2,579	$4,673
John O. Larsen	$34,385	$1,284	$16,278

(a)	Matching contributions to the 401(k) Savings Plan, employer contributions to the Alliant Energy Deferred Compensation Plan, employer contributions based on age and service to the 401(k) Savings Plan accounts, and employer defined contributions to the Excess Retirement Plan, and, in the case of Mr. Gallegos, employer contributions to the Defined Contribution Supplemental Retirement Plan equal to 12% of base pay and annual performance pay.

(b)	Dividends earned in 2014 on unvested performance-contingent restricted stock and performance shares are reinvested and paid only at the time performance conditions are satisfied.

(6)	Infrequently, Ms. Kampling’s spouse and/or guests accompany her on a corporate aircraft when the aircraft is already going to a specific destination for a business purpose at no incremental cost to the Company.

(7)	Mr. Kopp was not a named executive officer in 2013 and 2012.

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    EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all performance pay plan awards that we granted to our named executive officers in 2014.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards
			Threshold ($) 20%	Target ($) 100%	Maximum ($) 150%	Threshold (#) 50%	Target (#) 100%	Maximum (#) 200%
Patricia L. Kampling	2/26/2014	(2)				11,264	22,527	45,054	$1,113,510
	2/26/2014	(3)					22,527		$1,211,277
			$178,500	$892,500	$1,338,750
Thomas L. Hanson	2/26/2014	(2)				3,034	6,068	12,136	$299,941
	2/26/2014	(3)					6,068		$326,276
			$60,900	$304,500	$456,750
James H. Gallegos	2/26/2014	(2)				2,009	4,017	8,034	$198,560
	2/26/2014	(3)					4,017		$215,994
			$43,200	$216,000	$324,000
Douglas R. Kopp	2/26/2014	(2)				863	1,725	3,450	$85,267
	2/26/2014	(3)					1,725		$92,753
			$23,850	$119,250	$178,875
John O. Larsen	2/26/2014	(2)				1,524	3,048	6,096	$150,663
	2/26/2014	(3)					3,048		$163,891
			$31,050	$155,250	$232,875

(1)	The amounts shown represent the threshold, target and maximum awards that could have been earned by each of our named executive officers under our MPP Plan for 2014 as described more fully under “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Short-term (Annual) Performance Pay Plan.” The threshold payment level was 20% of the target amount. The maximum payment level was 150% of the target amount. Payments earned for 2014 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	The amounts shown represent the threshold, target and maximum amounts of performance shares that were awarded in 2014 to the named executive officers under our 2010 Omnibus Incentive Plan as described more fully under “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Long-term (Equity) Performance Awards.” The threshold amount is shown at 50% of the target amount. The maximum amount is 200% of the target amount. For the performance shares, the grant date fair value is based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date pursuant to FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the performance shares, the grant date fair value, as determined by FASB ASC Topic 718, is $49.43.

(3)	The amounts shown represent the number of shares of performance-contingent restricted stock that were awarded in 2014 to the named executive officers under the 2010 Omnibus Incentive Plan as described more fully under “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Long-Term (Equity) Performance Awards.” Performance-contingent restricted stock awards granted in 2014 accumulate dividends on the same basis as shares of our common stock, but dividends are not paid until performance targets are met. For the performance-contingent restricted stock, the grant date fair value, as determined by the closing price of our common stock on February 26, 2014, is $53.77.

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    EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on outstanding stock option awards and unvested performance-based stock awards held by our named executive officers on December 31, 2014. No stock options are outstanding.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Patricia L. Kampling			44,556	$2,959,410	(2)
			45,054	$2,992,487	(3)
			23,121	$1,535,697	(4)
Thomas L. Hanson			13,184	$875,681	(2)
			12,136	$806,073	(3)
			6,228	$413,664	(4)
James H. Gallegos			8,702	$577,987	(2)
			8,034	$533,618	(3)
			4,123	$273,850	(4)
Douglas R. Kopp			1,892	$125,667	(2)
			3,450	$229,149	(3)
			1,770	$117,563	(4)
John O. Larsen			5,984	$397,457	(2)
			6,096	$404,896	(3)
			3,128	$207,762	(4)

(1)	The values in this column are calculated by using the closing price of our common stock of $66.42 on December 31, 2014.

(2)	Performance shares granted on February 21, 2013. Vesting occurs if the performance criterion is met in year 3. The values in the table assume maximum level performance.

(3)	Performance shares granted on February 26, 2014. Vesting occurs if the performance criterion is met in year 3. The values in the table assume maximum level performance.

(4)	Performance-contingent restricted stock granted on February 26, 2014. Vesting occurs if the performance criterion is met in year 2, 3 or 4. The values in the table include credited dividends, which will be paid only if the performance criterion is met.

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    EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED

The following table shows a summary of the stock awards vested for the named executive officers during 2014. No stock options were exercised during 2014.

	Stock Awards
Name	Long-Term Incentive Plan	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
Patricia L. Kampling	Performance Shares	32,260	$2,163,033
	Performance-Contingent Restricted Stock	23,912	$1,556,457
Thomas L. Hanson	Performance Shares	11,848	$794,408
	Performance-Contingent Restricted Stock	7,076	$460,551
James H. Gallegos	Performance Shares	7,727	$518,095
	Performance-Contingent Restricted Stock	4,670	$303,983
Douglas R. Kopp	Performance-Restricted Cash(3)	518	$37,352
	Performance-Contingent Restricted Stock	1,015	$66,093
John O. Larsen	Performance Shares	4,980	$333,909
	Performance-Contingent Restricted Stock	3,212	$209,037

(1)	For performance shares granted for the 2012-2014 performance period, reflects an amount calculated by multiplying the number of vested performance shares by the fair market value of our common stock on January 2, 2015, (the first business day following the end of 2014) of $66.50, plus dividend equivalents ($0.55 per share) on such shares for the first quarter of 2015. For performance-contingent restricted stock granted in 2013 that vested, reflects an amount calculated by multiplying the number of vested shares of performance-contingent restricted stock, plus accumulated dividends (including fractional amounts not shown), by the fair market value of our common stock on February 23, 2015 (the date the Compensation and Personnel Committee certified achievement of the performance goals for such performance-contingent restricted stock) of $65.09.

(2)	Executive officers receiving a payout of their performance shares for the performance period ending December 31, 2014 could elect to receive their award in cash, in shares of common stock, or partially in cash and partially in common stock. All of the named executive officers elected to receive their awards 100% in cash, except Ms. Kampling and Mr. Gallegos, who elected to receive their award 50% in cash and 50% in common stock.

(3)	In 2012, performance-restricted cash awards were awarded to Mr. Kopp prior to his becoming an officer of the company and are not granted to executive officers. The value realized at vesting reflects an amount calculated by multiplying the award date value of our common stock on February 22, 2012 of $43.05 by the number of awarded performance units by the performance payout percent at the end of the performance period of 167.5% on December 31, 2014. Dividend equivalents are not included in such performance units.

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    EXECUTIVE COMPENSATION

PENSION BENEFITS

a.    Pension Benefits Table

The table sets forth the number of years of credited service, the present value of accumulated benefits and payments during 2014 for each of our named executive officers under the Alliant Energy Cash Balance Pension Plan, the Alliant Energy Excess Retirement Plan, and the Alliant Energy Supplemental Retirement Plan, or DB SRP, which are each described below. The amounts shown for our named executive officers are estimates only and do not necessarily reflect the actual amounts that will be paid to them, which will only be known at the time that they become eligible for payment.

Name	Plan Name	Number of Years Credited Service (#)(3)	Present Value of Accumulated Benefit ($)(4)	Payments During 2014 ($)
Patricia L. Kampling	Cash Balance Pension Plan	2.9	$60,000	$0
	Excess Retirement Plan	9.3	$174,000	$0
	DB SRP	9.3	$8,362,000	$0
		Total	$8,596,000	$0

Thomas L. Hanson	Cash Balance Pension Plan	27.1	$1,086,000	$0
	Excess Retirement Plan	33.5	$174,000	$0
	DB SRP	33.5	$3,719,000	$0
		Total	$4,979,000	$0

James H. Gallegos(1)	Cash Balance Pension Plan	N/A	N/A	$0
	Excess Retirement Plan	4.2	$27,000	$0
	DB SRP	N/A	N/A	$0
		Total	$27,000	$0

Douglas R. Kopp(2)	Cash Balance Pension Plan	15.8	$306,000	$0
	Excess Retirement Plan	22.2	$13,000	$0
	DB SRP	N/A	N/A	$0
		Total	$319,000	$0

John O. Larsen	Cash Balance Pension Plan	20.5	$394,000	$0
	Excess Retirement Plan	26.9	$93,000	$0
	DB SRP	26.9	$1,348,000	$0
		Total	$1,835,000	$0

(1)	Based on his hire date, Mr. Gallegos is not eligible for the Cash Balance Pension Plan or the DB SRP. He is eligible for the Defined Contribution SRP (DC SRP) and the Excess Retirement Plan. The employer contribution to the DC SRP is included in the Summary Compensation Table under “All Other Compensation.”

(2)	Mr. Kopp does not participate in either the DB SRP or DC SRP.

(3)	Years of credited service for the Cash Balance Pension Plan are less than the actual years of service of the officer because the Cash Balance Pension Plan was frozen in August 2008.

(4)	The following assumptions, among others, were used to calculate the present value of accumulated benefits: benefit commencement age is earliest unreduced retirement age for the respective plan (Ms. Kampling and Mr. Larsen at age 65 and Messrs. Hanson and Kopp at age 62 for the Cash Balance Pension Plan and Excess Retirement Plan, Mr. Gallegos at age 65 for the Excess Retirement Plan, and Ms. Kampling and Messrs. Hanson and Larsen at age 62 for the DB SRP); the benefit calculation date is December 31, 2014, consistent with our accounting measurement date for financial statement reporting purposes; the ASC 715 discount rate is 4.00% for the DB SRP, 3.70% for the Excess Retirement Plan, and 4.15% for the Cash Balance Pension Plan (compared to 4.85% for the DB SRP, 4.30% for the Excess Retirement Plan, and 4.85% for the Cash Balance Pension Plan in 2013); the post-retirement mortality assumption is based on the RP-2014 mortality table with white collar adjustment and generational projection using Scale MP-2014 (same as used for ASC 715 valuations); the form of payment is 50% lump sum and 50% annuity for the Cash Balance Pension Plan and 100% lump sum for the Excess Retirement Plan; the effective lump sum interest rate is 2.7% at year-end 2014; and the 50% DB SRP target benefit has been prorated over an executive’s service career until his or her benefit eligibility date.

b.    Alliant Energy Cash Balance Pension Plan

A portion of our salaried employees, including our named executive officers, is eligible to participate in the Alliant Energy Cash Balance Pension Plan that we maintain. The Cash Balance Pension Plan bases a participant’s defined benefit pension on the value of a hypothetical account balance. For individuals participating in the Cash Balance Pension Plan as of August 1, 1998, a starting account balance was created equal to the present value of the benefit accrued as of December 31, 1997, under the applicable prior benefit formula. In addition, such individuals received a special one-time transition credit amount equal to a specified percentage varying with age and multiplied by credited service and pay. For 1998 through August 2, 2008, participants received annual credits to the account equal to 5% of base pay (including certain performance payments, pre-tax deferrals and other items). For 1998 through August 2, 2008, participants also received an interest credit on all prior accruals equal to 4%, plus a potential share of the gain on the investment return on Cash Balance Pension Plan assets for the year. We amended the Cash Balance Pension Plan’s interest crediting rate for 2009 and future years. The new interest crediting rate is equal to the annual percentage change in the consumer price index as of October each year, plus 3%.

36	ALLIANT ENERGY I 2015 Proxy Statement

    EXECUTIVE COMPENSATION

All of our named executive officers, with the exception of Ms. Kampling and Mr. Gallegos are “grandfathered” under the applicable prior plan benefit formula. Ms. Kampling’s benefit is determined under the Cash Balance Pension Plan formula. Mr. Gallegos is not eligible for the Cash Balance Pension Plan. For Messrs. Hanson, Kopp and Larsen, estimated benefits under the applicable prior plan benefit formula are expected to be higher than under the Cash Balance Pension Plan formula, utilizing current assumptions. Therefore, the benefits for all of our named executive officers participating in the Cash Balance Pension Plan, with the exception of Ms. Kampling, would currently be determined under the applicable prior plan benefit formula. To the extent benefits under the Cash Balance Pension Plan are limited by tax law, any excess will be paid under the Excess Retirement Plan described below. Cash Balance Pension Plan accruals ceased as of August 2, 2008. This “freeze” applies to both the 5% of base pay annual credits to the hypothetical account balance and to the grandfathered prior plan formulas. Subsequent to August 2, 2008, active participants receive enhanced benefits under the Alliant Energy Corporation 401(k) Savings Plan.

1.    WPL Plan A Prior Formula

One of the applicable prior plan formulas provided retirement income based on years of credited service and final average compensation for the 36 highest consecutive months, with a reduction for Social Security offset. Mr. Hanson is covered by this prior formula.

For purposes of the Cash Balance Pension Plan, compensation means payment for services rendered (including vacation and sick pay) and is substantially equivalent to the salary amounts reported in the Summary Compensation Table. Cash Balance Pension Plan benefits depend upon length of Cash Balance Pension Plan service (up to a maximum of 30 years), age at retirement and amount of compensation (determined in accordance with the Cash Balance Pension Plan and subject to the limit in the tax code) and are reduced by up to 50% of Social Security benefits. The general formula is A x B, where: A = (55% of final average compensation) – (50% of Social Security benefits); and B = a fraction not greater than 1, the numerator of which is the number of years of credited service and the denominator of which is 30. This formula provides the basic benefit payable for the life of the participant. If the participant receives an alternative form of payment, then the monthly benefit would be reduced accordingly.

2.    IES Industries Pension Plan Prior Formula

Another applicable prior plan formula applies to Messrs. Kopp and Larsen. This formula provides retirement income based on years of service, final average compensation, and Social Security covered compensation.

The monthly benefit formula for Messrs. Kopp and Larsen for service until the August 2, 2008 freeze date is A + B + C + D where: A = the benefit Messrs. Kopp and Larsen had accrued under an old formula in existence prior to 1988; B = 1.05% of average monthly compensation for the number of years of service not in excess of 35; C = 0.50% of average monthly compensation in excess of Social Security covered compensation for the number of years of service not in excess of 35; and D = 1.38% of average monthly compensation for the number of years of service in excess of 35. Compensation generally is the salary amount reported in the Summary Compensation Table (subject to the limit in the tax code), with the final average compensation being calculated based on the three highest calendar years of such pay. The formula provides the basic benefit payable for the life of the participant. If the participant receives an alternative form of payment, then the monthly benefit would be reduced accordingly. Messrs. Kopp and Larsen are eligible for early retirement benefits because each has 15 years of service or more. Unreduced benefits are available at age 62. Benefits that commence prior to age 62 are reduced by a factor of not less than 5% per year.

c.    Alliant Energy Excess Retirement Plan

We maintain an unfunded Excess Retirement Plan that provides funds for payment of retirement benefits where an employee’s retirement benefits exceed statutory limits applicable to the tax-qualified plans. The Excess Retirement Plan provides an amount equal to the difference between (i) the actual pension benefit payable under the Cash Balance Pension Plan and our actual contributions based on age and service to the Alliant Energy Corporation 401(k) Savings Plan, and (ii) what such benefits and contributions would be if calculated without regard to any limitation imposed by the Code on pension benefits or covered compensation.

d.    Alliant Energy Supplemental Retirement Plan

We maintain a DB SRP and a DC SRP, which are designed to create incentives for key executives to remain in our service by providing additional compensation payable only if the executive remains with us until retirement, disability, or death. The DB SRP is an unfunded, defined benefit retirement plan. The DC SRP is an unfunded, defined contribution plan. The DB SRP was discontinued in 2008 and we also do not anticipate providing any DC SRP benefits to any executives hired or promoted in or after 2013. Mr. Gallegos participates in the DC SRP only, not the DB SRP. The DC SRP was amended in 2014 to provide for full vesting at age 55 with at least five years of participation. The amendment did not cause immediate vesting for Mr. Gallegos.

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    EXECUTIVE COMPENSATION

For Ms. Kampling and Messrs. Hanson and Larsen, the DB SRP provides for payments in accordance with the formula A — (B + C + D) where: A = 50% of the participant’s average annual earnings (base salary plus annual performance pay) for the highest paid three consecutive years out of the last 10 years of the participant’s employment; B = benefits payable to the officer from the officer’s defined benefit plan; C = the aggregate company contributions based on age and service to the Alliant Energy Corporation 401(k) Savings Plan; and D = the Excess Retirement Plan. The normal retirement date under the DB SRP is age 62 with at least 10 years of service and early retirement is at age 55 with at least 10 years of service and five or more years of continuous DB SRP employment. If a participant retires prior to age 62, the payment under the DB SRP is reduced by approximately 5% per year for each year the participant’s retirement date precedes his/her normal retirement date. This early retirement reduction factor is applied prior to any other offsets (described as B, C, or D above). Payment of benefits under the DB SRP commences six months after the participant’s retirement. At the timely election of the participant, benefits under the DB SRP will be made in a lump sum, in annual installments over a period of five years, or in monthly installments for 18 years. Participants made their elections in December 2008. Participants may change their form of payment once, provided that the new election is made at least 12 months prior to their retirement. If such an election is made, benefits under the DB SRP will not be paid for five years after they otherwise would have been.

For Ms. Kampling and Messrs. Hanson and Larsen, if the monthly benefit is selected, and in either case the participant dies prior to receiving 12 years of payments, payments continue to any surviving spouse or dependent children, payable for the remainder of the 12-year period. In each case, if the five annual installment benefit is selected and the participant dies prior to receiving five annual payments, payments will continue to any surviving spouse or dependent children, payable for the remainder of the five-year period. If the participant dies while still employed by us, the designated beneficiary will receive a lump sum equal to the discounted value of retirement benefits for 12 years.

For Mr. Gallegos, the annual contribution to the DC SRP is equal to 12% of annual earnings, which consists of base salary and annual performance pay earned for the year. An annual interest credit is earned on Mr. Gallegos’ accounts based upon the annual investment return of a benchmark S&P 500 index fund. The normal retirement date under the DC SRP is age 55 with at least five years of continuous SRP employment. Payment of benefits under the DC SRP commences six months after the participant’s retirement. Upon retirement, distribution from the plan is made in five annual installments.

38	ALLIANT ENERGY I 2015 Proxy Statement

    EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION

The table below sets forth certain information as of December 31, 2014 for each of our named executive officers with respect to the Alliant Energy Deferred Compensation Plan, which is described below.

Name	Executive Contributions in 2014 ($)(1)	Registrant Contributions in 2014 ($)(2)	Aggregate Earnings in 2014 ($)(3)	Aggregate Withdrawals/ Distributions in 2014 ($)	Aggregate Balance as of December 31, 2014 ($)(4)
Patricia L. Kampling	$84,423	$25,019	$31,712	$0	$205,822
Thomas L. Hanson	$70,125	$8,572	$101,142	$0	$702,789
James H. Gallegos	$28,661	$5,581	$8,112	$0	$91,350
Douglas R. Kopp	$42,448	$1,508	$11,681	$0	$135,272
John O. Larsen	$51,577	$5,004	$144,075	$0	$905,823

(1)	The amounts reported are also reported under the “Salary” and “Non-Equity Incentive Plan Compensation” headings, as applicable, in the Summary Compensation Table.

(2)	The amounts reported are also reported under the “All Other Compensation” heading in the Summary Compensation Table and represent contributions earned in the last completed fiscal year but not credited until the following fiscal year.

(3)	The following portion of the amounts reported in this column, which represents above-market interest on deferred compensation, is reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” heading in the Summary Compensation Table:

Name	Above-Market Interest on Deferred Compensation
Patricia L. Kampling	$252
Thomas L. Hanson	$1,174
James H. Gallegos	$166
Douglas R. Kopp	$252
John O. Larsen	$2,411

(4)	The following amounts included in this column for the Alliant Energy Deferred Compensation plan also have been reported in the “Total” column of the Summary Compensation Table for 2013 and 2012.

Name	Reported for 2013	Reported for 2012
Patricia L. Kampling	$0	$0
Thomas L. Hanson	$62,934	$61,831
James H. Gallegos	$41	$96
John O. Larsen	$46,004	$41,115

We maintain the Alliant Energy Deferred Compensation Plan (AEDCP) under which participants, including our current named executive officers, may defer up to 100% of base salary and annual performance pay. Participants who have made the maximum allowed contribution to the Alliant Energy Corporation 401(k) Savings Plan may receive an additional credit from the Company to the AEDCP. The credit made in January 2014 was equal to 50% of A — B, where:

A = the lesser of (i) 8% of base salary for the plan year or (ii) the sum of the amounts (if any) contributed by the participant to the Alliant Energy Corporation 401(k) Savings Plan during the applicable year that were eligible for matching contributions under the Alliant Energy Corporation 401(k) Savings Plan, plus the amounts deferred by the participant during the applicable year under the AEDCP; and,

B = the amount of any matching contributions under the Alliant Energy Corporation 401(k) Savings Plan on behalf of the participant for the applicable year.

The participant may elect to have his or her deferrals credited to an Interest Account, Equity Account, Company Stock Account or Mutual Fund Account. Deferrals and matching contributions to the Interest Account receive an annual return based on the 10-year Treasury Bond Rate plus 1.50% as established by the Federal Reserve. Deferrals and matching contributions credited to the Equity Account are treated as invested in an S&P 500 index fund. Deferrals and matching contributions credited to the Mutual Fund Account are treated as invested in a mutual fund or other investment vehicle offered under the Alliant Energy Corporation 401(k) Savings Plan as made available by our Investment Committee and selected by the participant. Deferrals and matching

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    EXECUTIVE COMPENSATION

contributions credited to the Company Stock Account are treated as though invested in our common stock and are credited with dividend equivalents, which are treated as if reinvested. The shares of common stock identified as obligations under the AEDCP are held in a rabbi trust. Payments from the AEDCP due to death or retirement may be made in a lump sum or in annual installments for up to 10 years at the election of the participant. Payments from the AEDCP for any reason other than death or retirement are made in a lump sum. Participants are selected by our chief executive officer. All of our current named executive officers are participants in the AEDCP.

We maintain a frozen legacy deferred compensation plan (the IES Deferred Compensation Plan) in which Mr. Larsen has a frozen account balance in the amount of $22,250 as of December 31, 2014. An interest credit is provided for the balance in the account at a rate of 11% for the balance in the account prior to July 1, 1993 and 9% on the remainder of the account. This plan was frozen on April 21, 1998, and since then, no amounts have been deferred to the account.

40	ALLIANT ENERGY I 2015 Proxy Statement

    EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

a.    Tables

The following tables describe potential payments and benefits under our compensation and benefit plans and arrangements to which our named executive officers would be entitled upon termination of employment and/or a change in control of our Company. The estimated amount of compensation payable to each of our named executive officers in each situation is listed in the tables below assuming that the termination and/or change in control of our company occurred on December 31, 2014, and that our common stock is valued at $66.42, which was the closing market price for our common stock on December 31, 2014. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control and therefore the actual amounts will vary from the estimated amounts in the tables below. Descriptions of the circumstances that would trigger payments or benefits to our named executive officers, the method under which such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits, and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables.

Patricia L. Kampling	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$850,000	$0	$5,575,575	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$9,923	$0	$59,536	$0
Lump Sum SRP	$0	$0	$0	$0	$818,000	$0
Unearned Performance Contingent Restricted Stock	$1,535,697	$1,535,697	$511,899	$1,535,697	$511,899	$511,899
Unearned Performance Shares	$2,975,948	$2,975,948	$1,485,218	$2,975,948	$1,485,218	$1,485,218
Outplacement Services	$0	$0	$10,000	$0	$85,000	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Excise Tax Cut Back	n/a	n/a	n/a	n/a	n/a	n/a
Total Pre-Tax Benefit	$4,511,645	$4,511,645	$2,867,040	$4,511,645	$8,545,228	$1,997,117

Thomas L. Hanson	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$435,000	$0	$1,558,170	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$6,432	$0	$25,728	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Performance Contingent Restricted Stock	$413,664	$413,664	$137,888	$413,664	$137,888	$137,888
Unearned Performance Shares	$840,877	$840,877	$426,239	$840,877	$426,239	$426,239
Outplacement Services	$0	$0	$10,000	$0	$43,500	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Excise Tax Cut Back	n/a	n/a	n/a	n/a	($355,297)	n/a
Total Pre-Tax Benefit	$1,254,541	$1,254,541	$1,015,559	$1,254,541	$1,846,228	$564,127

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    EXECUTIVE COMPENSATION

James H. Gallegos	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$360,000	$0	$1,208,160	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$5,792	$0	$23,170	$0
Lump Sum SRP	$0	$0	$0	$0	$40,000	$0
Unearned Performance Contingent Restricted Stock	$273,850	$273,850	$91,261	$273,850	$91,261	$91,261
Unearned Performance Shares	$555,803	$555,803	$281,599	$555,803	$281,599	$281,599
Outplacement Services	$0	$0	$10,000	$0	$36,000	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Excise Tax Cut Back	n/a	n/a	n/a	n/a	($479,807)	n/a
Total Pre-Tax Benefit	$829,653	$829,653	$748,652	$829,653	$1,210,383	$372,860

Douglas R. Kopp	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$265,000	$0	$799,505	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$6,432	$0	$25,728	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Performance Contingent Restricted Stock	$117,563	$117,563	$39,188	$117,563	$39,188	$39,188
Unearned Performance Shares	$177,408	$177,408	$80,080	$177,408	$80,080	$80,080
Outplacement Services	$0	$0	$10,000	$0	$26,500	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Excise Tax Cut Back	n/a	n/a	n/a	n/a	($432,321)	n/a
Total Pre-Tax Benefit	$294,971	$294,971	$400,700	$294,971	$548,680	$119,268

John O. Larsen	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$345,000	$0	$1,040,865	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$9,923	$0	$39,691	$0
Lump Sum SRP	$0	$0	$0	$0	$849,000	$0
Unearned Performance Contingent Restricted Stock	$207,762	$207,762	$69,276	$207,762	$69,276	$69,276
Unearned Performance Shares	$401,177	$401,177	$199,968	$401,177	$199,968	$199,968
Outplacement Services	$0	$0	$10,000	$0	$34,500	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Excise Tax Cut Back	n/a	n/a	n/a	n/a	($670,933)	n/a
Total Pre-Tax Benefit	$608,939	$608,939	$634,167	$608,939	$1,572,367	$269,244

42	ALLIANT ENERGY I 2015 Proxy Statement

    EXECUTIVE COMPENSATION

b.    Change in Control Agreements

We currently have in effect Key Executive Employment and Severance Agreements (KEESAs) with all our executive officers, including our named executive officers, and certain of our key employees. The KEESAs provide that each executive officer who is a party thereto is entitled to benefits if, within a period of up to three years (in the case of Ms. Kampling), or two years (in the case of Messrs. Hanson, Gallegos, Kopp and Larsen) after a change in control of our company (as defined below), or within 180 days prior thereto in connection with a change in control, the officer’s employment is ended through (a) termination by us, other than by reason of death or disability or for cause (as defined below), or (b) termination by the officer for good reason (as defined below).

The KEESAs provide the following benefits, each of which are reflected in the tables above, assuming the maximum potential amounts payable pursuant to the terms of the KEESAs:

•	reimbursement not to exceed 10% of the officer’s annual base salary for outplacement services;

•	continuation of life, medical and dental insurance coverage for up to three years (in the case of Ms. Kampling) or two years (in the case of Messrs. Hanson, Gallegos, Kopp and Larsen);

•	full vesting of the officer’s accrued benefit under any SRP and in any defined contribution retirement plan, and deemed satisfaction of any minimum years of service requirement under the SRP (the amounts shown in the tables above assume a lump sum form of payment under the SRP using the 2015 lump sum interest rate of 2.54% and a single life annuity or lump sum payment under our qualified Cash Balance Pension Plan and nonqualified Excess Retirement Plan using a lump sum interest rate for payment commencing in fiscal 2015 (i.e., IRS PPA lump sum segment interest rate of 1.29%, 3.81%, and 4.88%)), provided that the SRP benefit will not be received until the executive officer reaches age 55;

•	full vesting of any time-based restricted stock;

•	payment at target of all performance plan awards pursuant to any long-term performance plan on a pro rata basis, unless the award cycle has been in effect less than six months;

•	a cash termination payment of up to three times (in the case of Ms. Kampling), or two times (in the case of Messrs. Hanson, Gallegos, Kopp and Larsen) the sum of (i) the officer’s annual base salary, and (ii) the greater of the officer’s target annual performance pay for the year in which the termination date occurs, or the officer’s annual performance pay in the year prior to the change in control; and

•	reimbursement for up to $10,000 in legal or accounting advisor fees.

The KEESA for Ms. Kampling provides that if any portion of the benefits under the KEESA, or under any other agreement, would constitute an excess parachute payment for purposes of the tax code, she may receive the better, on an after-tax basis, of either a payment $1 less than the maximum amount she may receive without becoming subject to the 20% excise tax, or receive the fully calculated payment subject to applicable excise taxes for which she would be personally responsible. For Ms. Kampling, the potential payment and benefit amounts shown in the table above assume Ms. Kampling receives the full payment under the KEESA without giving effect to the cutback provision. The KEESAs for Messrs. Hanson, Gallegos, Kopp and Larsen provide that if the aggregate payments under the KEESA, or otherwise, are an “excess parachute payment,” then the payments will be reduced so that the officer will be entitled to receive $1 less than the maximum amount that the officer could receive without becoming subject to the 20% excise tax, or that we may pay without loss of deduction under the tax code. For Messrs. Hanson, Gallegos, Kopp and Larsen, the potential payment and benefit amounts shown in the tables above reflect this cutback provision from their KEESAs.

In consideration of the KEESA benefits, the executive officer agrees not to compete with us for a period of one year after the executive officer leaves us, and to keep in confidence any proprietary information or confidential information for a period of five years after the executive officer leaves us. Both of these conditions can be waived in writing by our Chief Executive Officer and Board of Directors, respectively.

Under the KEESAs, a “change in control” is deemed to have occurred if:

•	any person (with certain exceptions set forth in the KEESAs) is or becomes the beneficial owner of securities representing 30% or more of our outstanding shares of common stock or combined voting power;

•	there is a change in a majority of our Board of Directors that is not approved by at least two-thirds of the existing directors;

•	our shareowners approve a merger, consolidation, or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation, or share exchange) in which our shareowners control less than 50% of combined voting power after the merger, consolidation, or share exchange; or

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    EXECUTIVE COMPENSATION

•	our shareowners approve of a plan of complete liquidation or dissolution or an agreement for the sale or disposition by us of all or substantially all of our assets.

Under the KEESAs, the term “cause” generally means:

•	engaging in intentional conduct that causes us demonstrable and serious financial injury;

•	conviction of a felony that substantially impairs the officer’s ability to perform duties or responsibilities; or

•	continuing willful and unreasonable refusal by an officer to perform duties or responsibilities.

Under the KEESAs, the term “good reason” generally means:

•	a material breach of the agreement by us;

•	a material diminution in the officer’s base compensation;

•	a material diminution in the officer’s authority, duties, or responsibilities, including a material diminution in the budget over which he or she retains authority; or

•	a material diminution in the authority, duties, or responsibilities of the supervisor to whom the officer is required to report, including a requirement that he or she report to a corporate officer or employee instead of reporting directly to the board of directors.

The officer must notify the Company of the existence of the good reason event within 90 days of such event, and the Company must be given a 30-day period to cure the event.

c.    Performance-Contingent Restricted Stock Agreements and Performance Share Agreements

The agreements under which we have awarded performance contingent restricted stock and performance shares to our executive officers prior to December 31, 2014 provide that:

•	if the performance contingency under the award is satisfied and if the officer’s employment is terminated by reason of death, disability, or retirement after the end of the first performance year of the performance period, the officer will be entitled to the full value of the award earned;

•	if the performance contingency under the award is satisfied and if the officer’s employment is terminated by reason of death, disability, or retirement during the first year of the performance period, the officer will be entitled to a prorated value of the award, determined at the end of the performance period, based on the ratio of the number of months the officer was employed during the performance period to twelve months;

•	if the performance contingency under the award is satisfied and if the officer’s employment is terminated by reason of involuntary termination without cause, the officer will be entitled to the prorated value of the award, determined at the end of the performance period, based on the ratio of (i) the number of months the officer was employed during the performance period, to (ii) the total number of months in the performance period; and

•	if a change in control of our company occurs, which is generally defined in the same manner as under the KEESAs, at least 180 days after the date of the award, the officer will be entitled to a prorated number of shares based on the ratio of (i) the number of months the officer was employed during the performance period up to the change in control to (ii) the total number of months in the performance period.

Retirement means the officer has reached age 55 and the officer’s age, in whole years, added to the number of whole years of the officer’s continuous employment with the Company, totals 65 or greater.

The tables above include the amounts attributable to the shares that would be received by our named executive officers valued at the closing price of our common stock on December 31, 2014, pro-rated as provided for in the applicable award agreement, and assuming, in the case of a termination by reason of death, disability, involuntary termination without cause, or retirement, that the applicable performance contingency was satisfied at target.

d.    Executive Severance Plan

We also maintain a general executive severance plan, which applies if an executive officer’s position is eliminated or significantly altered by us. The plan provides for a minimum level of severance pay equal to (i) lump sum payment of one times the officer’s annual base salary, (ii) up to 18 months of COBRA coverage, or to the extent eligible, retiree medical coverage (six months of either are paid by us), (iii) outplacement services and/or tuition reimbursement of up to $10,000, and (iv) access to our employee assistance program. Eligibility for benefits under this plan is conditioned upon the executive executing a severance agreement and release form. All executive severance packages of executive officers are approved by the Compensation and Personnel Committee.

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e.    Pension Plans

The tables above do not include any amounts for the Cash Balance Pension Plan or the Excess Retirement Plan because these plans are impacted neither by the nature of the termination of employment, nor whether there has been a change in control of our company. The tables above also do not include any amounts for the SRP other than in the event of a termination after a change in control because that plan is not impacted by the nature of the termination of employment unless there has been a change in control of our company, in which case the benefits under the SRP may be enhanced under the KEESA as described above under “Change in Control Agreements.”

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    EXECUTIVE COMPENSATION

Proposal Two: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We view executive compensation as an important matter both to us and to our shareowners. We are asking shareowners to vote, on a non-binding basis, on an advisory resolution to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussions contained in this proxy statement. We hold this advisory vote on the compensation of our named executive officers annually, with the next vote occurring at our 2016 Annual Meeting of Shareowners.

The Compensation and Personnel Committee of our Board of Directors oversees the development and implementation of our executive compensation programs. We have designed our compensation programs to align management’s interests with the interests of our shareowners and customers by directly linking a majority of the compensation of our named executive officers to defined performance standards that promote balance between the drive for near-term growth and long-term increase in shareowner value. The committee also designed our compensation programs to attract, retain, and motivate key executives who are essential to the implementation of our strategic growth and development strategy. We are, therefore, asking shareowners to vote in favor of the resolution below.

The Compensation and Personnel Committee bases its executive compensation decisions on our core compensation objectives, as more fully described in the Compensation Discussion and Analysis, including the following:

•	Reward Strong Performance: motivate and reward executives to contribute to the achievement of our business objectives by aligning pay and performance through variable at-risk compensation;

•	Align Executives’ and Shareowners’ Interests: align named executive officers’ interests with those of our shareowners by delivering a significant proportion of total compensation through equity and tying a portion of our long-term incentive pay directly to total shareowner return;

•	Attract and Retain Valuable Officers: attract and retain the best possible personnel through competitive compensation that is comparable to that of similar companies.

We believe these objectives attract, retain, and motivate a highly talented executive management team that is actively engaged in producing results for our shareowners and customers.

To emphasize performance standards and variable at-risk compensation, all of our short-term (annual) and equity-based awards in 2014 were granted contingent upon the achievement of performance goals. As a result, on average in the aggregate, approximately 54% to 80% of our named executive officers’ target total direct compensation for 2014 was dependent on performance. To ensure the appropriate focus on total shareowner return, 50% of target long-term performance awards are based on relative total shareowner return. Information demonstrating the link between our performance and executive compensation can be found in the Executive Summary of our Compensation Discussion and Analysis.

The advisory vote on the compensation of our named executive officers allows our shareowners to express their opinions about our executive compensation programs. As we seek to align our executive compensation programs with our performance results and shareowners’ interests, we ask that our shareowners approve the compensation of our named executive officers as disclosed in this proxy statement. Accordingly, for the reasons discussed above, the Board of Directors recommends that shareowners vote in favor of the following resolution:

“RESOLVED, that the shareowners approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the compensation tables and related narrative discussion contained in this proxy statement.”

The votes cast “FOR” must exceed the votes cast “AGAINST” the proposal at the Annual Meeting (assuming a quorum is present) to approve the compensation of our named executive officers as disclosed in this proxy statement. For purposes of determining the vote required for this proposal, abstentions and broker non-votes will have no impact on the vote. This advisory vote on the compensation of our named executive officers is not binding on us, our Board of Directors or the Compensation and Personnel Committee. However, our Board of Directors and the Compensation and Personnel Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

✓	The Board of Directors recommends a vote “FOR” approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

46	ALLIANT ENERGY I 2015 Proxy Statement

    OMNIBUS INCENTIVE PLAN

Proposal Three: APPROVAL OF THE ALLIANT ENERGY CORPORATION AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

Summary of Proposal

General. Our Board of Directors originally approved the Alliant Energy Corporation 2010 Omnibus Incentive Plan (the “Existing Plan”) in February 2010 and our shareowners approved the Existing Plan at our 2010 Annual Meeting of Shareowners held in May 2010. Our Board of Directors is now seeking shareowner approval of the Alliant Energy Corporation Amended and Restated 2010 Omnibus Incentive Plan (the “2010 Plan”), which amends and restates the Existing Plan, for purposes of Section 162(m) of the tax code.

Section 162(m) of the tax code limits the tax deductibility of compensation paid to our Chief Executive Officer and our other three most highly compensated executive officers (other than the Chief Financial Officer) (our “covered employees”) to $1 million per person in any year. However, if certain conditions are met, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as performance based compensation under Section 162(m) of the tax code is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and reapproved by our shareowners every five years. Thus, shareowners are being asked to approve this proposal to ensure that the Compensation and Personnel Committee has the flexibility to grant awards under the 2010 Plan that are intended to qualify as performance-based compensation under Section 162(m) of the tax code. If our shareowners do not approve this proposal, no additional awards will be granted to covered employees under the 2010 Plan, and the Compensation and Personnel Committee will make a determination in its business judgment as to the appropriate compensation for such employees, taking into account considerations important to the Company’s success and the benefits and costs to the Company, including the additional costs arising from the Company’s inability to deduct all or a portion of the compensation paid to covered employees.

We are not seeking to increase the number of shares reserved for issuance under the 2010 Plan. The number of shares reserved for issuance under the 2010 Plan will remain at 4,500,000 shares.

Amendments to the 2010 Plan. In February 2015, the Compensation and Personnel Committee reviewed the 2010 Plan and approved certain amendments to the 2010 Plan, including:

•	Adding environmental measures as an additional potential performance goal for awards intended to qualify as performance-based compensation under Section 162(m) of the tax code, in addition to the performance goals shareowners previously approved for the Existing Plan;

•	Consolidating per individual limits on awards intended to qualify as performance-based compensation under Section 162(m) of the tax code to set an aggregate cap on each of (i) all share-based awards and (ii) all cash-based awards that may be granted to individuals in any one calendar year (rather than having individual award limits for different types of awards and different consecutive year periods, over which certain limits apply, as is the case under the Existing Plan);

•	Removing stock options from the 2010 Plan as the Compensation and Personnel Committee has not granted options under the Existing Plan and will not grant options under the 2010 Plan;

•	Permitting payment of dividends and dividend equivalents on equity awards under the 2010 Plan, including performance shares and performance units, payable only to the extent the underlying award vests or becomes payable; and

•	Clarifying the definition of “Change in Control” with respect to a change in the composition of the Board of Directors to establish a 12-month period over which a majority of the Board members would be required to cease service to trigger a “Change in Control” (rather than having the date of individual awards trigger the date from which a majority change in Board membership is measured); effective January 1, 2012, the definition of “Change in Control” was also amended by our Board of Directors to increase certain ownership percentage thresholds that may trigger a “Change in Control.”

In addition, certain other amendments were made to the 2010 Plan solely to improve the document’s organization and clarity and are not intended to modify the terms and conditions of the Existing Plan.

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    OMNIBUS INCENTIVE PLAN

Summary of 2010 Plan

The following is a summary of the material provisions of the 2010 Plan. A copy of the 2010 Plan is attached to this proxy statement as Appendix A and is incorporated by reference into this proxy statement in its entirety. This summary is qualified in its entirety by reference to the full text of the 2010 Plan and the text of the 2010 Plan will control if there is any inconsistency between this summary and the 2010 Plan text.

Purpose. The purpose of the 2010 Plan is to attract, retain and motivate employees, officers, directors and consultants of the Company and/or its affiliates by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of our shareowners.

Shares Reserved under the 2010 Plan. The aggregate number of shares of common stock reserved for issuance under the 2010 Plan is 4,500,000, subject to adjustment as described below. This number is not being increased from the share number the shareowners approved in 2010 for the Existing Plan. As of March 10, 2015, the total number of shares remaining available for new grants under the Existing Plan is 3,828,384.

The number of shares reserved under the 2010 Plan will be depleted on the grant date of an award by the maximum number of shares of common stock, if any, subject to the award. The following shares will be available again for issuance under the 2010 Plan: (i) shares subject to an award that lapses, expires, terminates or is cancelled without the issuance of shares thereunder, or the payment of other compensation with respect to the shares covered thereby, (ii) shares that are forfeited under an award, and (iii) shares issued under an award that are reacquired by the Company pursuant to the award’s terms.

The closing price of our common stock as reported on the New York Stock Exchange on March 10, 2015 was $60.67.

Administration. The 2010 Plan will be administered by our Compensation and Personnel Committee. The Compensation and Personnel Committee consists of members who are independent as defined by the NYSE corporate governance listing standards and applicable SEC rules. Subject to the terms of the 2010 Plan, the Compensation and Personnel Committee is authorized to select the individuals to be granted awards, the types of awards to be granted, the number of shares to be subject to awards, and the other terms, conditions and provisions of such awards, as well as to make other determinations necessary or advisable for the administration of the 2010 Plan. The Compensation and Personnel Committee may also modify an award, subject to the terms of the 2010 Plan, including amendments to comply with applicable law or applicable listing requirements. The Board of Directors or the Compensation and Personnel Committee may delegate administration of the 2010 Plan in accordance with its terms.

Eligibility. Awards may be granted under the 2010 Plan to officers (including our covered employees) or other employees and consultants of the Company or its affiliates. Awards also may be granted to members of the Board of Directors of the Company. As of March 10, 2015, approximately 72 employees, including six executive officers and eight non-employee directors, were eligible to participate in the 2010 Plan.

Types of Awards. The 2010 Plan permits the granting of any or all of the following types of awards:

Restricted Stock, Restricted Stock Units and Share Awards. These awards may be subject to repurchase or forfeiture restrictions in the discretion of the Compensation and Personnel Committee. Restrictions may be based on continuous service with the Company or the achievement of performance goals, as determined by the Compensation and Personnel Committee. Restricted stock units may be paid in cash, stock or a combination of stock and cash.

Restricted stock or restricted stock units that vest solely based on a participant’s continued employment or service may not vest as to more than one-third of the shares subject to the award on each anniversary of the date of grant of the award (with certain exceptions permitted in the event of death, disability, retirement or a change in control of the Company).

Performance Shares and Performance Units. Performance shares are awards valued by reference to a designated number of shares, and performance units are awards valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares. Either type of award may be paid in cash, stock or a combination of stock and cash, subject in each case to the achievement of performance goals established by the Compensation and Personnel Committee.

Other Stock or Cash-Based Awards. The Compensation and Personnel Committee may grant other incentives denominated in cash, shares or other property, subject to the terms of the 2010 Plan and any other terms and conditions determined by the Compensation and Personnel Committee.

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    OMNIBUS INCENTIVE PLAN

Dividend or Dividend Equivalents. The Compensation and Personnel Committee may grant participants the right to receive dividend or dividend equivalent payments on equity-based awards. Any such dividend or dividend equivalent payments will be subject to the same restrictions on transferability and forfeitability that apply to the corresponding award. Dividends and dividend equivalents will be paid only if and to the extent the underlying award becomes vested or payable upon satisfaction of applicable service requirements and/or performance goals.

Performance-Based Compensation Under Section 162(m) of the Tax Code

Performance Goals and Criteria. As described above, under Section 162(m) of the tax code, we are generally prohibited from deducting compensation paid to covered employees in excess of $1 million per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

If the Compensation and Personnel Committee intends to qualify an award under the 2010 Plan as performance-based compensation under Section 162(m) of the tax code, the performance goals selected by the Compensation and Personnel Committee may be based on the attainment of specified levels of one or any combination of the following performance criteria for the Company as a whole or an affiliate or business unit of the Company, as reported or calculated by the Company: net income; operating income; income from continuing operations; revenue; earnings (including before taxes and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; pre-tax profit; ratio of debt to debt plus equity; total shareowner return; return on assets; return on equity; return on investment; cost of capital; economic value added; customer satisfaction; customer loyalty and/or retention; availability; employee safety; employee engagement; environmental measures; market share; system reliability; cost structure reduction; regulatory outcomes; diversity; cost savings; operating goals; profit margin; sales performance; and internal revenue growth.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole or an affiliate or business unit of the Company under one or more of the performance goals described above relative to the performance of other corporations.

Performance periods for awards must be at least one fiscal year of the Company, with a shorter performance period permitted for newly hired or promoted employees.

As to each performance goal listed above, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Compensation and Personnel Committee and to the extent consistent with Section 162(m), will exclude the effects of the following, if the amount is over $4 million on a pre-tax basis and is not considered in the annual budget approved by the Board of Directors: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of an asset or business; (v) mergers, acquisitions or dispositions; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss that the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s periodic reports.

Adjustments and Certification. The Compensation and Personnel Committee may adjust the amount payable pursuant to an award under the 2010 Plan that is intended to qualify as performance-based compensation under Section 162(m) of the tax code downward but not upward. The Compensation and Personnel Committee may not waive the achievement of performance goals related to an award except in the case of a covered employee’s death, disability or a change in control, subject to the terms of the 2010 Plan. Section 162(m) requires that the Compensation and Personnel Committee certify that performance goals were achieved before the payment of performance-based compensation.

Limitations. Subject to certain adjustments, participants who are granted awards intended to qualify as performance-based compensation under Section 162(m) of the tax code may not be granted awards in any calendar year, other than performance units or other awards denominated in cash or other property, with respect to more than 750,000 shares for such awards, and the maximum dollar value payable to any covered employee with respect to performance units or other awards denominated in cash or other property cannot exceed $15,000,000 in any calendar year.

Adjustments. In the event of (i) a stock split, stock dividend, recapitalization or combination of shares, (ii) a merger or other transaction in which shares are changed or exchanged, or (iii) a cash dividend that exceeds 10% of the trading price of the shares (or similar special or extraordinary dividend event), then proportionate adjustments will be made to (A) the maximum number and/or kind of securities issuable under the 2010 Plan, (B) the number and/or kind of securities subject to outstanding awards and the per share grant or purchase price of such awards, (C) the maximum numbers and/or kinds of securities issuable to covered employees, and (D) the performance goals of outstanding awards intended to qualify as performance-based compensation under Section 162(m) of the tax code to the extent such adjustment does not cause an award to lose its status as performance-based compensation under Section 162(m). The Compensation and Personnel Committee also is authorized to make any of the

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    OMNIBUS INCENTIVE PLAN

foregoing adjustments if any other events occur that the Compensation and Personnel Committee determines requires an adjustment to prevent dilution or enlargement of benefits intended to be made available under the 2010 Plan. In any of the foregoing events, the Compensation and Personnel Committee may also (or in lieu of the foregoing) provide for a cash payment to the holder of an outstanding award in exchange for cancellation of all or a portion of the award.

The Compensation and Personnel Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of common stock otherwise reserved or available under the 2010 Plan, authorize the issuance or assumption of awards of an acquired entity upon terms it deems appropriate.

Amendment of Minimum Vesting and Performance Periods. The 2010 Plan provides that the Compensation and Personnel Committee may impose, at the time an award is granted or any later date, a shorter vesting and/or performance period than is otherwise required under the 2010 Plan to take into account a participant’s hire or promotion. The Compensation and Personnel Committee may accelerate the vesting or deem an award to be earned, in whole or in part, on a participant’s death, disability or retirement or a change in control of the Company; provided that, with respect to an award under the 2010 Plan that is intended to qualify as performance-based compensation under Section 162(m) of the tax code, the Compensation and Personnel Committee may not waive the achievement of performance goals related to an award except in the case of a covered employee’s death, disability or a change in control. In the event of a change in control of the Company, the Committee may make such a change only for participants who leave the Company for good reason or who are terminated by the Company for reasons other than cause.

Under the 2010 Plan, a “change in control” is generally deemed to have occurred if:

•	any person (with certain exceptions set forth in the 2010 Plan) is or becomes the beneficial owner of securities representing 30% or more of our outstanding shares of common stock or combined voting power;

•	a change in the composition of the majority of our Board of Directors occurs during a 12-month period that is not approved by at least two-thirds of the existing directors;

•	we consummate a merger, consolidation or share exchange with any other corporation (or issue voting securities in connection with a merger, consolidation or share exchange) in which our shareowners immediately prior to such transaction control less than 50% of the combined voting power after the merger, consolidation or share exchange; or

•	our shareowners approve, and we complete, a plan of complete liquidation or dissolution or the sale or disposition by us of all or substantially all of our assets (with certain exceptions set forth in the 2010 Plan).

Limited Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless the transfer is approved by the Compensation and Personnel Committee and is for no consideration.

Term of Plan. Unless earlier terminated by the Board of Directors or the Compensation and Personnel Committee, the 2010 Plan will remain in effect until May 20, 2020, the tenth anniversary of shareowner approval of the Existing Plan, or, if earlier, until all shares reserved for issuance have been issued.

Termination and Amendment. The Board of Directors or the Compensation and Personnel Committee may amend, alter, suspend, discontinue or terminate the 2010 Plan at any time, except that the Board of Directors must approve any amendment to the 2010 Plan if such approval is required by prior action of the Board or applicable law or regulation. Shareowners must approve any amendment to the Plan to the extent required by applicable law, regulation or stock exchange rule.

Certain U.S. Federal Income Tax Consequences. The following discussion briefly describes the material U.S. federal income tax consequences of the 2010 Plan generally applicable to the Company and to participants who are subject to U.S. federal taxation. The discussion is general in nature and does not address issues relating to the tax circumstances of any individual participant or any participant who is not subject to U.S. federal taxation. The discussion is based on the tax code, applicable Treasury regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The discussion does not address the consequences of any estate, gift, state, local or foreign tax laws.

Restricted Stock. Generally, a participant will not recognize income at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

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    OMNIBUS INCENTIVE PLAN

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Performance Shares. The grant of performance shares will not create income tax consequences for the Company or the participant on the date of grant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and Restricted Stock Units. The grant of a performance unit or restricted stock unit will not create income tax consequences to the Company or the participant on the date of grant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Tax Consequences to the Company. In the foregoing cases, the Company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to any limitations imposed under the tax code.

Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2010 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares or otherwise settle an award under the 2010 Plan until all tax withholding obligations are satisfied.

Additional Taxes Under Section 409A. If an award under the 2010 Plan is considered non-qualified deferred compensation and such award is neither exempt from nor compliant with the requirements of Internal Revenue Code Section 409A, then the participant generally will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.

No Guarantee of Tax Treatment. Notwithstanding any provision of the 2010 Plan, the Company does not guarantee that (i) any award intended to be exempt from Section 409A of the tax code is so exempt, (ii) any award intended to comply with Section 409A of the tax code does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any of its affiliates indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

New Plan Benefits. The Company cannot currently determine the awards that may be granted under the 2010 Plan in the future to the executive officers named in this Proxy Statement, other officers, non-employee directors or other persons. The Compensation and Personnel Committee will make such determinations in its discretion from time to time. However, please refer to the “2014 Grants of Plan-Based Awards Table” for certain information about grants to our named executive officers in the last fiscal year. No options have been granted to date under the Existing Plan.

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    OMNIBUS INCENTIVE PLAN

Equity Compensation Plan Information. The following table provides information about the Company’s equity compensation plans as of December 31, 2014.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by shareowners	274,024	(a)	$48.56	3,949,771	(b)
Equity compensation plans not approved by shareowners (c)	N/A		N/A	N/A	(d)
	274,024		$48.56	3,949,771

(a)	Represents performance shares granted under the current 2010 Omnibus Incentive Plan (the “Existing Plan”). The performance shares may be paid out in shares of our common stock, cash, or a combination of cash and stock and are adjusted by a performance multiplier, which ranges from zero to 200%, based on the performance criteria. The performance shares included in column (A) of the table reflect an assumed payout in the form of our common stock at the maximum performance multiplier of 200% for the 2014 and 2013 grants and at the actual performance multiplier of 168% for the 2012 grants.

(b)	All of the available shares under the Existing Plan may be issued as awards in the form of restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. As of December 31, 2014, there were performance shares and restricted stock awards outstanding under the Existing Plan. Excludes 98,812 shares of non-vested restricted common stock previously issued and outstanding under the Existing Plan at December 31, 2014.

(c)	As of December 31, 2014, there were 238,935 shares of our common stock outstanding under the AEDCP.

(d)	There is no limit on the number of shares of our common stock that may be held under the AEDCP.

Vote Required

Approval of our Amended and Restated 2010 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code requires that the votes cast “FOR” the approval of our Amended and Restated 2010 Omnibus Incentive Plan exceed the votes cast “AGAINST” the proposal at the Annual Meeting (assuming a quorum is present). For purposes of determining the vote required for this proposal, abstentions will be treated as votes cast “AGAINST” the proposal and broker non-votes will have no impact on the vote.

✓	Our Board of Directors recommends each shareowner vote “FOR” the approval of the Alliant Energy Corporation Amended and Restated 2010 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

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    DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to, or earned by, our non-employee directors during 2014.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Patrick E. Allen	$183,500	$0	$0	$183,500
Michael L. Bennett	$173,500	$0	$12,462	$185,962
Darryl B. Hazel	$170,000	$0	$0	$170,000
Singleton B. McAllister	$170,000	$363	$17,555	$187,918
Ann K. Newhall	$181,000	$1,050	$12,462	$194,512
Dean C. Oestreich	$201,000	$3,564	$0	$204,564
David A. Perdue(4)	$170,000	$2,480	$21,892	$194,372
Carol P. Sanders	$177,500	$701	$0	$178,201
Susan D. Whiting	$170,000	$0	$0	$170,000

(1)	Directors who also are employees at the time of service, such as Ms. Kampling, receive no additional compensation for their service on our Board of Directors and are not included in this table. The compensation received by Ms. Kampling during and for 2014 is shown in the Summary Compensation Table.

(2)	The amounts shown in this column include the following aggregate dollar amounts deferred and the corresponding number of shares of common stock acquired in our Alliant Energy Deferred Compensation Plan Stock Account by each of the following directors:

Name	Aggregate Dollar Amounts Deferred	Number of Shares of Common Stock Acquired
Patrick E. Allen	$91,750	1,644
Michael L. Bennett	$88,500	1,586
Ann K. Newhall	$45,250	811
Dean C. Oestreich	$100,500	1,801
David A. Perdue	$170,000	3,047
Carol P. Sanders	$88,750	1,591
Susan D. Whiting	$119,000	2,133

(3)	For Messrs. Bennett and Perdue and Mses. McAllister and Newhall the amounts in this column reflect the amounts attributable to director charitable award premiums. Infrequently, spouses and guests of directors accompany the directors on a corporate aircraft when the aircraft is already going to a specific destination for a business purpose at no incremental cost to the Company.

(4)	Mr. Perdue resigned from the Board of Directors effective December 12, 2014.

a.    Retainer Fees

In 2014, all non-employee directors, each of whom served on the Boards of Directors of the Company, IPL and WPL, received an annual retainer for service on all Boards. The following table describes the annual retainer received for service in 2014 and the annual retainer that will be received for service in 2015, as well as other fees for director services. Fees for 2015 are based on a review of market-based compensation for non-employee directors presented by the Compensation and Personnel Committee’s independent consultant.

Year	Annual Retainer for Service on all Boards	Lead Independent Director	Chairman of the Audit Committee	Chairman of the Compensation and Personnel Committee	Chairman of the Nominating and Governance Committee	Chairman of the Safety, Environmental, Policy and Operations Committee	Other Audit Committee Members
2014	$170,000	$20,000	$13,500	$7,500	$7,500	$7,500	$3,500
2015	$190,000	$20,000	$15,000	$12,500	$10,000	$10,000	$3,500

b.    Meeting Fees

In 2014, directors did not receive any additional compensation for attendance at Board or Committee meetings. The same will apply for 2015.

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    DIRECTOR COMPENSATION

c.    Other

Pursuant to our directors’ expense reimbursement policy, we reimburse all directors for travel and other necessary business expenses incurred in the performance of their responsibilities for us. Committees are provided the opportunity to retain outside independent advisors, as needed. We also extend coverage to directors under our directors’ and officers’ indemnity insurance policies.

d.    Receipt of Fees in Stock

For fees paid in 2014, each director was encouraged to voluntarily elect to use not less than 50% of his or her cash retainer to purchase shares of our common stock pursuant to our Shareowner Direct Plan, or to defer such amount through the Company Stock Account in the Alliant Energy Deferred Compensation Plan. The same applies to 2015 compensation. Under our 2010 Omnibus Incentive Plan, in the discretion of, and subject to restrictions imposed by the Compensation and Personnel Committee, a non-employee director may elect to receive, or the Compensation and Personnel Committee may require, that a non-employee director will be paid all or any portion of his or her annual cash retainer payment or other cash fees for serving as a director in the form of shares of common stock under that plan.

e.    Share Ownership Guidelines

Pursuant to our Restated Articles of Incorporation, directors are required to be shareowners. The target share ownership level is the number of shares equal to the value of two times the full annual retainer amount received by each of the non-employee directors. The achievement of this ownership level is to be accomplished by each director within five years of joining the Board of Directors or as soon thereafter as practicable. Shares held by directors in the Shareowner Direct Plan and the Deferred Compensation Plan are included in the target goal. As of December 31, 2014, all non-management directors, with the exception of Ms. Whiting, who became a director in 2013, had met the target ownership level. We will continue to monitor the status of the target ownership levels and review them with the Board of Directors.

f.    Alliant Energy Deferred Compensation Plan

Under our Deferred Compensation Plan, directors may elect to defer all or part of their retainer fee to an Interest Account, Equity Account, Company Stock Account, or Mutual Fund Account. Deferrals deposited to the Interest Account receive an annual return based on the 10-year Treasury Bond Rate plus 1.50% as established by the Federal Reserve. Deferrals deposited to the Equity Account are treated as invested in an S&P 500 index fund. Deferrals deposited to the Mutual Fund Account are treated as invested in a mutual fund or other investment vehicle offered under our 401(k) Savings Plan as selected by our Investment Committee. Deferrals deposited to the Company Stock Account are treated as though invested in our common stock and will be credited with dividend equivalents, which are treated as if reinvested. The director may elect that the deferred compensation account be paid in a lump sum or in annual installments for up to 10 years.

g.    Directors’ Charitable Award Program

We maintain a Directors’ Charitable Award Program applicable to certain members of our Board of Directors. The Board has terminated this program for all directors who joined the Board after January 1, 2005. The participants in this program currently are Mr. Bennett, Ms. McAllister and Ms. Newhall. The purpose of the program is to recognize our directors’ interest in supporting worthy charitable institutions. Under the program, when a director dies, we will donate a total of $500,000 to one qualified charitable organization, or divide that amount among a maximum of five qualified charitable organizations selected by the individual director. The individual director derives no financial benefit from the program. We take all deductions for charitable contributions and we fund the donations through life insurance policies on the directors. Over the life of the program, all costs of donations and premiums on the life insurance policies, including a return of our cost of funds, will be recovered through life insurance proceeds on the directors. The program, over its life, will not result in any material cost to us. The cost to us of the program for the individual directors in 2014 is included in the “Director Compensation” table above.

h.    Alliant Energy Matching Gift Program

Directors are eligible to participate in the Alliant Energy Foundation, Inc. matching gift program, which is generally available to all employees and retirees. Under this program, the Foundation matches 100% of charitable donations over $50 to eligible charities up to a maximum of $10,000 per year for each director.

54	ALLIANT ENERGY I 2015 Proxy Statement

    REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors is composed of four directors, each of whom is independent under the NYSE corporate governance listing standards and applicable SEC rules. The Committee operates under a written charter adopted by the Board of Directors.

Our management is responsible for our internal controls and the financial reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing opinions on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States of America and on our internal controls over financial reporting based on the criteria established by the Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. During 2014, the Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, SEC regulations (including Rule 2-07 of Regulation S-X) and NYSE requirements.

Our independent registered public accounting firm has provided to the Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The Committee has discussed the independence of the independent registered public accounting firm with the firm.

Based on the Committee’s reviews and discussions with management, the internal auditor and the independent registered public accounting firm referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

AUDIT COMMITTEE

Patrick E. Allen (Chairman)

Michael L. Bennett

Ann K. Newhall

Dean C. Oestreich

ALLIANT ENERGY I 2015 Proxy Statement	55

    AUDIT FEES

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other permitted services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Committee of specifically defined audit and non-audit services after the Committee is provided with the appropriate level of details regarding the specific services to be provided. The policy does not permit delegation of the Committee’s authority to management. In the event the need for specific services arises between Committee meetings, the Committee has delegated to the Chairman of the Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting. In accordance with the policy, the Committee pre-approved all audit, audit-related, tax, and other permitted services performed by Deloitte & Touche LLP and its affiliates and related entities in 2014.

The fees that were billed to the Company by its independent registered public accounting firm for work performed on behalf of our Company and our subsidiaries for 2013 and 2014 were as follows:

	2013	2014
Audit Fees	$2,342,000	$2,553,000
Audit-Related Fees	141,000	129,000
Tax Fees	25,000	—
All Other Fees	12,000	17,000

Audit fees consisted of the fees billed for: (i) the audits of the consolidated financial statements of our Company and our subsidiaries included in our Form 10-K; (ii) the audit of the effectiveness of internal controls over financial reporting; (iii) reviews of financial statements included in Form 10-Q filings; and (iv) services normally provided in connection with statutory and regulatory filings such as financing transactions.

Audit-related fees consisted of the fees billed for services rendered related to employee benefits plan audits and attest services not required by statute or regulations.

Tax fees for 2013 consisted of the fees billed for professional services rendered for tax compliance, tax advice and tax planning, including all services performed by the tax professional staff of affiliates of the independent registered public accounting firm, except those rendered in connection with the audit.

All other fees consisted of license fees for accounting research software products and seminars.

The Committee does not consider the provision of non-audit services by the independent registered public accounting firm described above to be incompatible with maintaining the independence of the independent registered public accounting firm. The Committee discussed with our internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of our internal controls and the overall quality of our financial reporting.

56	ALLIANT ENERGY I 2015 Proxy Statement

    INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Four: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

In accordance with its charter, the Audit Committee of the Board of Directors appointed the firm of Deloitte & Touche LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for 2015, as well as to report as to the effectiveness of internal controls over financial reporting of the Company as of December 31, 2015, and is requesting that its shareowners ratify such appointment.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement. Further information about the services of Deloitte & Touche LLP, including the fees paid in 2013 and 2014, is set forth in the “Fees Paid to Independent Registered Public Accounting Firm.”

The votes cast “FOR” must exceed the votes cast “AGAINST” the proposal at the Annual Meeting (assuming a quorum is present) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015. For purposes of determining the vote required for this proposal, abstentions will have no impact on the vote. If the appointment is not ratified, the failure by the shareowners to ratify will be considered by the Audit Committee as an indication that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the shareowners ratify the appointment, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company.

✓	The Board of Directors recommends that shareowners vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015.

ALLIANT ENERGY I 2015 Proxy Statement	57

    SECTION 16(a) COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires a company’s directors, certain officers and persons who own more than 10% of a registered class of a company’s equity securities to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission (“SEC”) and furnish copies of those reports to such company. As a matter of practice, the Company’s Legal Department assists the Company’s directors and executive officers and subsidiary directors and executive officers in the preparation of initial reports of ownership and reports of changes in ownership and files those reports with the SEC on their behalf. Based on the written representations of the reporting persons and on copies of the reports filed with the SEC, the Company believes that all reporting persons of the Company and subsidiaries satisfied the filing requirements in 2014.

We will furnish to any shareowner, without charge, a copy of our 2014 Annual Report on Form 10-K. You may obtain a copy of the Form 10-K by writing Alliant Energy Shareowner Services at 4902 North Biltmore Lane, P.O. Box 14720, Madison, Wisconsin 53708-0720 or via email at shareownerservices@alliantenergy.com.

58	ALLIANT ENERGY I 2015 Proxy Statement

    APPENDIX A

Appendix A

ALLIANT ENERGY CORPORATION AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Alliant Energy Corporation Amended and Restated 2010 Incentive Plan is to attract, retain and motivate employees, officers, Directors, and consultants of the Company and/or its Affiliates by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareowners.

SECTION 2. DEFINITIONS

Capitalized terms used in this Plan have the following meanings:

(a)        “Acquired Entity” means any entity acquired by the Company or an Affiliate of the Company or with which the Company or an Affiliate of the Company merges or combines.

(b)        “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act or any successor rule or regulation thereto.

(c)        “Award” means a grant of Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units, cash-based awards, or other incentives denominated in cash or in shares of Common Stock as may be designated by the Committee from time to time.

(d)        “Beneficial Owner” means a Person who owns, has an interest in or right with respect to securities:

(i)        which such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of rights issued pursuant to the terms of the Amended and Restated Rights Agreement, dated as of December 11, 2008, between the Company and Wells Fargo Bank, N.A., as amended from time to time (or any successor to such Rights Agreement), at any time before the issuance of such securities;

(ii)        which such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the Exchange Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this Section 2(d) (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)        which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Section 2(d) (ii) above) or disposing of any voting securities of the Company.

(e)        “Board” means the Board of Directors of the Company.

(f)        “Cause” means, but is not limited to, (i) embezzlement of funds of the Company or an Affiliate of the Company, (ii) fraud, (iii) the engaging by the Participant in conduct not taken in good faith which has caused demonstrable financial or reputational harm to the Company, (iv) commission of a felony which impairs the Participant’s ability to perform the Participant’s duties and responsibilities and (v) continuing willful and unreasonable refusal by the Participant to perform the Participant’s duties or responsibilities. The Committee, by a majority vote, shall make the determination of whether Cause exists.

ALLIANT ENERGY I 2015 Proxy Statement	59

    APPENDIX A

(g)        A “Change in Control” shall be determined with reference to Alliant Energy Corporation as the Company, as more fully set forth below, and shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred, and such an event is a change in ownership or effective control of a corporation or a change in ownership of a substantial portion of the assets of a corporation pursuant to Treasury Regulations section 1.409A-3(i)(5):

(i)        any Person (other than (A) the Company or any Subsidiary, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, pursuant to express authorization by the Board that refers to this exception) representing 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; provided, however, that for purposes of this Section 2(g)(i), any acquisition pursuant to a transaction described in Section 2(g)(iii) and that is not a “Change in Control” pursuant to such section shall also not constitute a “Change in Control” for purposes of this Section 2(g)(i); or

(ii)        a change in the composition of the Board during any 12-month period such that the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, as of the beginning of such 12-month period, constituted the Board and (B) any new director who becomes a member of the Board subsequent to the beginning of the 12-month period (other than a director whose initial assumption of office is in connection with an actual or threatened proxy or consent solicitation for the purpose of opposing a solicitation by the Company relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the beginning of such 12-month period, or whose appointment, election or nomination for election was previously so approved; or

(iii)        the Company consummates a merger, consolidation or share exchange with any other corporation or issues voting securities in connection with a merger, consolidation or share exchange involving the Company (or any Subsidiary), other than (A) a merger, consolidation or share exchange which results in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, pursuant to express authorization by the Board that refers to this exception) representing 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or

(iv)        the shareowners of the Company approve, and the Company completes, a plan of complete liquidation or dissolution of the Company or the Company effects a sale or disposition of all or substantially all of its assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

(h)        “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i)        “Committee” means the Compensation and Personnel Committee of the Board (or a successor committee with the same or similar authority).

60	ALLIANT ENERGY I 2015 Proxy Statement

    APPENDIX A

(j)        “Common Stock” means the common stock of the Company, $0.01 par value.

(k)        “Company” means Alliant Energy Corporation, a Wisconsin corporation, or any successor thereto.

(l)        “Covered Employee” means a “covered employee” as that term is defined for purposes of Code Section 162(m)(3) or any successor provision.

(m)        “Director” means a member of the Board.

(n)        “Disability” shall have the meaning provided in the Alliant Energy Cash Balance Plan if and only if the condition is also a disability pursuant to Treasury Regulations section 1.409A-3(i)(4).

(o)        “Effective Date” has the meaning set forth in Section 16.

(p)        “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(q)        “Fair Market Value” means the closing price for a share of Common Stock on any given date during regular trading, or if the Common Stock is not trading on that date, the closing price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

(r)        “Good Reason” means that any of the following events occur without the Participant’s written consent:

(i)        a material diminution in the Participant’s base compensation; or

(ii)        a material diminution in the Participant’s duties or responsibilities.

Notwithstanding the foregoing, a resignation by a Participant for any of the reasons set forth in Section 2(r)(i) and (ii) above will not constitute “Good Reason” unless (A) the Participant provides written notice to the Company of the existence of the event within 90 days of the initial existence of the event, (B) the Company fails to cure the event within 30 days of such notice, and (C) the Participant resigns within 30 days following the last day of such 30-day cure period.

(s)        “Non-Employee Director” means a Director who meets the requirements of Rule 16b-3(b)(3) of the Exchange Act.

(t)        “Participant” means an individual selected by the Committee to receive an Award.

(u)        “Performance Goals” has the meaning set forth in Section 9.

(v)        “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(w)        “Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(x)        “Person” has the meaning given to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof.

(y)        “Plan” means this Alliant Energy Corporation Amended and Restated 2010 Omnibus Incentive Plan, as may be amended from time to time.

(z)        “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(aa)        “Restricted Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(bb)        “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

ALLIANT ENERGY I 2015 Proxy Statement	61

    APPENDIX A

(cc)        “Share” means a share of Common Stock.

(dd)        “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than 50% of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

(ee)        “Substitute Awards” means Awards granted in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

SECTION 3. ADMINISTRATION

(a)        Administration of This Plan. This Plan shall be administered by the Committee. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority with respect to the administration of this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or instrument evidencing an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan.

(b)        Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Board or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee with respect to this Plan; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors and does not relate to Awards intended to qualify as performance-based compensation under Code Section 162(m). If the Board or the Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)         Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s bylaws permit.

(d)        Committee Determinations. All Committee determinations shall be made in the sole discretion of the Committee and are final, conclusive and binding on all interested parties.

SECTION 4. SHARES SUBJECT TO THIS PLAN

(a)        Plan Reserve. Subject to adjustment as provided in Section 12, an aggregate of 4,500,000 Shares are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b)        Share Usage. The aggregate number of Shares reserved under Section 4(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, (iii) Shares are forfeited under an Award, or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to this Plan’s reserve and may again be used for new Awards under this Plan. Notwithstanding the foregoing, in no event shall Shares tendered or withheld to satisfy federal, state or local tax withholding obligations be recredited to this Plan’s reserve.

SECTION 5. ELIGIBILITY

An Award may be granted to any officer or other employee of the Company or its Affiliates, a consultant who provides services to the Company or its Affiliates, or a Director, including a Non-Employee Director.

62	ALLIANT ENERGY I 2015 Proxy Statement

    APPENDIX A

SECTION 6. AWARDS

(a)        General. Subject to the terms of this Plan, the Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under this Plan. Awards may be granted alone or in addition to, or in substitution for, any other Award (or any other award granted under another plan of the Company or any Affiliate of the Company).

(b)        Evidence of Awards. Awards granted under this Plan shall be evidenced by a written, including an electronic, agreement or other instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with this Plan.

(c)        Waiver of Restrictions. Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Committee, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, Disability or retirement (as defined by the Committee) or a Change in Control. In the event of a Change in Control, such change may be made only for Participants who resign for Good Reason or whom the Company terminates for reasons other than Cause.

(d)        Deferrals. To the extent permitted by applicable law, the Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents. All deferrals by Participants shall be made in accordance with Code Section 409A.

(e)        Dividends and Dividend Equivalents. The Committee may grant an Award with provisions giving a Participant the right to receive any cash dividends (whether regular or otherwise), stock dividends, dividend equivalents and other distributions (whether paid in cash or securities) paid or made with respect to Awards; provided, however, that any such dividends, dividend equivalents or distributions shall be held in the custody of the Company and shall be subject to the same restrictions on transferability and forfeitability that apply to the corresponding Award, including that, with respect to Awards whose vesting, payment or grant are dependent on the achievement of one or more Performance Goals, stock dividends, dividend equivalents and other distributions shall accrue and be paid only if and to the extent the Award becomes vested or payable; and provided further that the right to any dividends, dividend equivalents or other distributions declared and paid on an Award will be structured in a manner intended to be exempt from or comply with Code Section 409A. Except as otherwise provided in the instrument evidencing an Award, all dividends, dividend equivalents or distributions credited to the Participant shall be paid to the Participant within 45 days following the full vesting of the Award with respect to which such dividends, dividend equivalents or distributions were made.

SECTION 7. SHARE AWARDS, RESTRICTED STOCK, RESTRICTED STOCK UNITS, PERFORMANCE SHARES

AND PERFORMANCE UNITS

(a)        General. The Committee may grant Awards of Shares, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, as the Committee shall determine in its sole discretion, including those based on continuous service with the Company or an Affiliate of the Company or the achievement of any performance goals and which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The Committee shall have the authority, in its sole discretion, to provide whether Performance Shares, Performance Units, and Restricted Stock Units will be settled in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

(b)        Restrictions on Vesting Schedule. Notwithstanding the foregoing, in the case of an Award of Restricted Stock or Restricted Stock Units granted that is subject to restrictions that lapse solely over a specified period of time, no restrictions may lapse as to any portion of such Award before the first anniversary of the date such Award was granted, as to two-thirds of such Award before the second anniversary of the date such Award was granted, and as to one-third of such Award before the third anniversary of the date such Award was granted, except, in each case, in the event of death, Disability, retirement or a Change in Control (subject to Section 6(c)).

ALLIANT ENERGY I 2015 Proxy Statement	63

    APPENDIX A

SECTION 8. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of this Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives denominated in cash, Shares, or other property under this Plan; provided that any Award that provides for purchase rights shall be priced at no less than 100% of the Fair Market Value on the grant date of the Award. The Committee shall have the authority, in its sole discretion, to determine that payment of cash-based Awards will be paid in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Award; provided that any such determination by the Committee or election by the Participant must be made at such time and manner as determined by the Committee and will be subject to the terms of this Plan.

SECTION 9. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of this Plan to the contrary, if the Committee determines, at the time an Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 9 is applicable to such Award.

(a)        Performance Goals. If an Award is subject to this Section 9, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or an Affiliate or business unit of the Company, as reported or calculated by the Company: net income; operating income; income from continuing operations; revenue; earnings (including before taxes and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; pre-tax profit; ratio of debt to debt plus equity; total shareowner return; return on assets; return on equity; return on investment; cost of capital; economic value added; customer satisfaction; customer loyalty and/or retention; availability; employee safety; employee engagement; environmental measures; market share; system reliability; cost structure reduction; regulatory outcomes; diversity; cost savings; operating goals; profit margin; sales performance; and internal revenue growth (each a “Performance Goal”). Such Performance Goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or business unit of the Company) under one or more of the Performance Goals described above relative to the performance of other corporations. The performance period for any Award must relate to a period of at least one fiscal year of the Company, except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year. Such Performance Goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m).

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of the following, if the amount is over $4,000,000 on a pre-tax basis and is not considered in the annual budget approved by the Board: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of an asset or business; (v) mergers, acquisitions or dispositions; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s periodic reports.

(b)        Adjustment of Awards. Notwithstanding any provision of this Plan other than Section 12, with respect to any Award that is subject to this Section 9, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable Performance Goals except in the case of the Covered Employee’s death or Disability or a Change in Control (subject to Section 6(c)).

(c)        Limitations. Subject to adjustment from time to time as provided in Section 12, no Participant may be granted Awards other than Performance Units or other Awards denominated in cash or other property subject to this Section 9 in any calendar year period with respect to more than 750,000 Shares for such Awards, and the maximum dollar value payable with respect to Performance Units or other Awards denominated in cash or other property subject to this Section 9 granted to any Participant in any one calendar year is $15,000,000.

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(d)        Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).

SECTION 10. WITHHOLDING

The Company or any Affiliate of the Company may require the Participant to pay to the Company or any Affiliate of the Company, as applicable, (a) the amount of any taxes that the Company or any Affiliate of the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or any Affiliate of the Company (“other obligations”). Notwithstanding any other provision of this Plan to the contrary, the Company shall not be required to issue any Shares or otherwise settle an Award under this Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (i) paying cash to the Company or an Affiliate of the Company, as applicable, (ii) having the Company or an Affiliate of the Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or an Affiliate of the Company, as applicable, to the Participant, (iii) having the Company withhold a number of Shares that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (iv) surrendering a number of Shares the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes.

SECTION 11. TRANSFERABILITY

Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) otherwise transfer an Award; provided, however, that with respect to clause (c) above, the Participant may not receive consideration for such a transfer of an Award.

SECTION 12. ADJUSTMENTS

(a)        Adjustment of Shares. In the event of (i) a change to the Shares by reason of any stock split, stock dividend, recapitalization, or combination of shares, (ii) a merger or other transaction in which the Shares are changed or exchanged, or (iii) a cash dividend that exceeds 10% of the trading price of the Shares at the time the dividend is declared or any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares, then the Committee shall make proportional adjustments to (A) the maximum number and/or kind of securities issuable under this Plan; (B) the number and/or kind of securities subject to outstanding Awards and the grant or purchase price per Share of such Awards; (C) the maximum numbers and/or kinds of securities set forth in Section 9(c); and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. The Committee also shall be authorized to make any adjustments described in (A)-(D) of the foregoing sentence, in such manner as it may deem equitable, if any other event shall occur, that, in the judgment of the Committee, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. However, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of the Award) in an amount determined by the Committee effective as of such time as the Committee specifies (which may be the time such transaction or event is effective). Without limitation, in the event of any event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall be authorized to substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall

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declare a stock split or stock dividend, and if no action is taken by the Committee, then the adjustments contemplated by this Section 12(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or stock split or stock dividend.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

(b)        Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance of Substitute Awards in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity upon such terms and conditions as it may deem appropriate.

SECTION 13. AMENDMENT AND TERMINATION

(a)        Term of Plan. Unless the Board or the Committee earlier terminates this Plan pursuant to Section 13(b), this Plan will terminate on the earlier of (i) the date that is 10 years from the Effective Date and (ii) the date when all Shares reserved for issuance have been issued.

(b)        Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time. Notwithstanding the foregoing, (i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by prior action of the Board or applicable law or regulation and (ii) shareowners must approve any amendment of this Plan to the extent required by applicable law, regulation or stock exchange rule.

(c)        Amendment, Modification or Cancellation of Awards. Subject to the requirements of this Plan, the Committee may amend or modify any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 12). The Committee need not obtain the consent of the Participant (or other interested party) for any such action that is permitted by the provisions of Section 12(a) or for any such action to the extent that: (i) the action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; (iii) the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award, or (iv) unilateral action by the Committee is permitted under Section 14(c) of this Plan.

(d)        Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 13 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

SECTION 14. SECTION 409A

(a)        General. This Plan and Awards granted under this Plan are intended to be exempt from the requirements of Code Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation section 1.409A-1(b)(4), the exclusion applicable to stock options and certain other equity-based compensation under Treasury Regulation section 1.409A-1(b)(5), or otherwise. To the extent Code Section 409A is applicable to this Plan or any Award granted under this Plan, it is intended that this Plan and any Awards granted under this Plan comply with the deferral, payout and other limitations and restrictions imposed under Code Section 409A. Notwithstanding any other provision of this Plan or any Award granted under this Plan to the contrary, this Plan and any Award granted under this Plan shall be interpreted, operated and administered in a manner consistent with such intentions.

(b)        Separation from Service; Six Month Delay. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Plan or any Award granted under this Plan to the contrary, with respect to any payments and benefits under this Plan or any Award granted under this Plan to which Code Section 409A applies, all references in this Plan or any Award

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    APPENDIX A

granted under this Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Code Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Code Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Code Section 409A, amounts that would otherwise be payable under this Plan or any Award granted under this Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Code Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.

(c)        Unilateral Amendment. Notwithstanding any other provision of this Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Plan and any Award granted under this Plan so that the Award qualifies for exemption from or complies with Code Section 409A; provided that the Committee makes no undertaking to preclude Code Section 409A from applying to Awards granted under this Plan.

(d)        No Guarantee of Tax Treatment. Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate of the Company be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

SECTION 15. MISCELLANEOUS

(a)        Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate of the Company, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of this Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment or service between the Company and its Affiliates, or between Affiliates, shall not be considered to have terminated employment or service;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate of the Company shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate of the Company, or a consultant to the Company or any Affiliate of the Company shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by or providing service to an Affiliate of the Company shall be considered to have terminated employment or service when such entity ceases to be an Affiliate of the Company.

(b)        No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(c)        Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(d)        Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company

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has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under this Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(e)        Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles.

(f)        Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(g)        Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(h)        No Rights as a Shareowner. Unless otherwise provided by the Committee or in the instrument evidencing an Award, no Award shall entitle the Participant to any rights of a shareowner unless and until the date of issuance under this Plan of the Shares that are the subject of such Award.

(i)        Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

SECTION 16. EFFECTIVE DATE

The effective date of the Plan (the “Effective Date”) is May 20, 2010, the date on which the shareowners originally approved the 2010 Omnibus Incentive Plan.

68	ALLIANT ENERGY I 2015 Proxy Statement

ALLIANT ENERGY.

© 2015 Alliant Energy 1504420 7-1407 3/15 64.2M JS

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

To vote by Internet or telephone, see reverse side of this proxy card.

2015 ANNUAL MEETING – May 7, 2015

The Board of Directors recommends a vote “FOR” all nominees listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” Proposal 4, all of which are proposals of Alliant Energy Corporation.

1.	Election of directors:	Nominees for terms ending in 2018: (01) Ann K. Newhall	☐	FOR all nominees (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY (to vote for all nominees)
(02) Dean C. Oestreich
(03) Carol P. Sanders

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s number in the box.)

      Please fold here – Do not separate

2.	Advisory vote to approve named executive officer compensation.	☐	For	☐	Against	☐	Abstain
3.	Proposal to approve the Alliant Energy Corporation Amended and Restated 2010 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.	☐	For	☐	Against	☐	Abstain
4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015.	☐	For	☐	Against	☐	Abstain

This proxy, when properly executed, will be voted in the manner directed herein by the shareowner. If no direction is made, then the proxy will be voted “FOR” all nominees listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4 and in the discretion of the proxies upon such other matters what may properly come before the meeting or any adjournment or postponement thereof.

I (we) will attend the annual meeting in Cedar Rapids, IA. Registration is required at the meeting.	☐
(Important information contained on reverse side; please read.)

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

ALLIANT ENERGY CORPORATION

2015 Annual Meeting of Shareowners

Thursday, May 7, 2015, at 10:30 AM (Central Daylight Time)

Cedar Rapids Marriott

1200 Collins Road NE

Cedar Rapids, IA 52402

Photo ID required for entry. The start time of the meeting is 10:30 AM

To access the Alliant Energy Corporation Annual Report and proxy statement on the Internet, please open Alliant Energy’s website at www.alliantenergy.com/eproxy. We encourage you to check out Alliant Energy’s website to see how easy and convenient it is. Click on the Annual Report link for the Annual Report and proxy statement. You may print or just view these materials.

For electronic delivery of future proxy materials, please visit www.proxyconsent.com/LNT

Wells Fargo Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	proxy

This proxy is solicited on behalf of the Board of Directors of Alliant Energy Corporation.

The undersigned appoints Patricia L. Kampling and James H. Gallegos, or either of them, attorneys and proxies with the power of substitution to vote all shares of stock of Alliant Energy Corporation (the “Company”), held of record in the name of the undersigned (including any shares held or credited to the undersigned’s account under the Company’s Shareowner Direct Plan and the Alliant Energy Corporation 401(k) Savings Plan) at the close of business on March 10, 2015, at the Annual Meeting of Shareowners of the Company to be held at the Cedar Rapids Marriott, Cedar Rapids, IA, at 10:30 a.m., and at all adjournments thereof, upon all matters that properly come before the meeting, including the matters described in the Company’s Notice of Annual Meeting of Shareowners dated March 24, 2015, and accompanying proxy statement, subject to any directions indicated on the reverse side of this card. This proxy also serves as a voting instruction card to the trustee, JP Morgan, for shares, if any, held in the trust for the Alliant Energy Corporation 401(k) Savings Plan.

Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy.

INTERNET	PHONE	MAIL
www.proxypush.com/LNT	1-866-883-3382	Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your proxy card must be received by May 6, 2015.
Use the Internet to vote your proxy until 11:59 p.m. (CDT) on May 6, 2015.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on May 6, 2015.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.